UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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THE MEN’S WEARHOUSE, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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6380 Rogerdale Road

Houston, Texas 77072-1624

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 13, 2012

The Annual Meeting of the Shareholders of The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), will be held at 11:00 a.m., Pacific daylight time, on Wednesday, June 13, 2012, at the Company’s executive offices, 40650 Encyclopedia Circle, Fremont, California 94538-2453, for the following purposes:

(1)	To elect ten directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

(2)	To approve, on an advisory basis, the Company’s executive compensation;

(3)	To ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2012; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote “FOR” the nominees for director listed in the proxy statement and proxy card, “FOR” the approval, on an advisory basis, of our executive compensation, and “FOR” the proposal to ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2012. The holders of record of the Company’s common stock, $.01 par value per share, at the close of business on April 16, 2012, will be entitled to vote at the meeting and any adjournment(s) thereof.

You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to promptly submit your proxy by mail, Internet, or telephone as described in the Notice of Availability of Proxy Materials. If you attend the meeting you can vote either in person or by your proxy. If you wish to attend the meeting in person and you are a registered owner of shares of stock on the record date, you must show a government issued form of identification which includes your picture. If you are a beneficial owner of shares as of the record date that are held for your benefit by a bank, broker, or other nominee, in addition to the picture identification, you will need proof of ownership of our common stock on the record date to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker, or other nominee holder that shows that you were an owner on the record date are examples of proof of ownership.

By Order of the Board of Directors

Michael W. Conlon

Secretary

May 3, 2012

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 13, 2012

This proxy statement is furnished to the shareholders of The Men’s Wearhouse, Inc. (the “Company”, also referred to in this proxy statement as “we”, “us”, or “our”), whose principal executive offices are located at 6380 Rogerdale Road, Houston, Texas 77072-1624, and at 40650 Encyclopedia Circle, Fremont, California 94538-2453, in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m., Pacific daylight time, on Wednesday, June 13, 2012, at the Company’s executive offices, 40650 Encyclopedia Circle, Fremont, California, or any adjournment(s) thereof (the “Annual Meeting”).

The Annual Meeting will be held: (1) to elect ten directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, (2) to approve, on an advisory basis, the Company’s executive compensation, (3) to ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2012, and (4) to transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy statement is being made available on or about May 4, 2012, to the holders of record of our common stock, $.01 par value per share (“Common Stock”), on April 16, 2012 (the “Record Date”). At the close of business on the Record Date, there were outstanding and entitled to vote 50,913,461 shares of our Common Stock, and only the holders of record on such date shall be entitled to vote at the Annual Meeting.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	1

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VOTING AND OTHER INFORMATION

Who may vote? You may vote if you were the holder of record of shares of our Common Stock at the close of business on April 16, 2012. You are entitled to one vote on each matter presented at the Annual Meeting for each share of our Common Stock that you were a holder of record of at that time. Only the holders of record shall be entitled to vote at the Annual Meeting. If you held shares of our Common Stock at that time in “street name” through a bank, broker, or other nominee, you must obtain a proxy, executed in your favor, from the holder of record of those shares of our Common Stock as of the close of business on April 16, 2012, to be entitled to vote those shares at the Annual Meeting. As of the close of business on April 16, 2012, we had 50,913,461 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting.

What am I voting on? You are voting on:

(1)	the election of the ten nominees named in this proxy statement as directors of our company,

(2)	the approval, on an advisory basis, of our executive compensation,

(3)	the ratification of the appointment of the firm of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012, and

(4)	any other matters that are properly brought before the meeting.

What is the quorum requirement for holding the Annual Meeting? The holders of a majority of the total shares of our Common Stock issued and outstanding on April 16, 2012, must be present in person or represented by proxy for the meeting to be held. The shares held by each shareholder who properly submits a proxy will be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to elect a director at the Annual Meeting? To be elected, a director nominee must receive a plurality of the votes of the holders of shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The form of proxy provides a means for you to vote for all of the nominees, to withhold authority to vote for one or more of the nominees, or to withhold authority to vote for all of the nominees. The withholding of authority by you will reduce the number of votes received by, but otherwise will have no effect on the results of the election of, those directors for whom authority to vote is withheld.

What vote is required to pass the other proposals at the Annual Meeting? The affirmative vote of the holders of a majority of the shares of our Common Stock represented in person or by proxy at the Annual Meeting is required to approve, on an advisory basis, our executive compensation, and to ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2012.

What is the effect of an “abstain” vote on the proposals to be voted on at the Annual Meeting? Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. Except as discussed below with respect to advisory votes, an abstention has the same effect as a vote against a proposal or, in the case of the election of directors, as shares to which voting power has been withheld. With respect to the vote to approve, on an advisory basis, our executive compensation, you may vote for, against, or abstain. A shareholder’s choice to abstain will reduce the number of votes cast for, but otherwise will have no effect on the results of, this advisory vote.

What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting? A “broker non-vote” occurs if your shares of our Common Stock are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on any matter as to which, under the NYSE Listed Company Rules, a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for

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your shares of our Common Stock. Shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered “votes cast” or shares “entitled to vote” with respect to such matter.

Under the NYSE Listed Company Rules, the election of directors and the vote to approve, on an advisory basis, our executive compensation are not matters on which a broker may vote without your instructions. Therefore, if your shares of our Common stock are not registered in your name and you do not provide instructions to the record holder of your shares with respect to these proposals, a broker non-vote as to your shares of our Common Stock will result with respect to these proposals. The ratification of the appointment of our independent registered public accounting firm is a routine item under the NYSE Listed Company Rules. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter in their discretion.

If your shares of our Common Stock are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the shareholder voting on these important matters.

How do I vote? The process for voting your shares of our Common Stock depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). If you hold shares of our Common Stock in street name, you are considered to be the “beneficial owner” of those shares.

If you are a record holder, you may vote by proxy or you may vote in person at the Annual Meeting. If you are a record holder and would like to vote your shares by proxy prior to the Annual Meeting:

•	if you received a Notice Regarding Availability of Proxy Materials, go to the website www.proxyvote.com on the Internet and follow the instructions at that website to vote by Internet or telephone; or

•

if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you, or you may submit your vote by telephone by requesting telephone voting instructions through the website www.proxyvote.com.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Even if you vote by proxy, you may still attend the Annual Meeting.

If your shares of our Common Stock are held in the name of a broker, bank, or other nominee, you should receive separate instructions from the holder of your shares describing how to vote. Nonetheless, if your shares of our Common Stock are held in the name of a broker, bank, or other nominee and you want to vote in person, you will need to obtain (and bring with you to the Annual Meeting) a legal proxy from the record holder of your shares (who must have been the record holder of your shares of our Common Stock as of the close of business on April 16, 2012) indicating that you were a beneficial owner of shares of our Common Stock as of the close of business on April 16, 2012, as well as the number of shares of which you were the beneficial owner on such date, and appointing you as the record holder’s proxy to vote the shares of our Common Stock covered by that proxy at the Annual Meeting.

What if I do not specify a choice for a matter when returning a proxy? Properly submitted proxies received either by mail, Internet, or telephone in time for the meeting will be voted as specified therein. If you did not indicate otherwise, the persons named as proxies on the proxy card will vote your shares of our Common Stock: “FOR” the nominees for director listed in this proxy statement; “FOR” the approval, on an advisory basis, of our executive compensation; and “FOR” the ratification of the appointment of the firm of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.

Can I revoke my proxy? Yes, you may revoke your proxy if you are a record holder by:

•	delivering a written notice of revocation to us at or prior to the Annual Meeting;

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•	signing a proxy bearing a later date than the proxy being revoked and delivering it to us before the Annual Meeting; or

•	voting in person at the Annual Meeting.

If your shares of our Common Stock are held in street name through a broker, bank, or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy.

Why did I receive a Notice Regarding Internet Availability of Proxy Materials? Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide shareholders access to our proxy materials over the Internet. As a result, instead of a paper copy of our proxy materials, a Notice Regarding Availability of Proxy Materials will be delivered to some or all of our shareholders. This notice explains how you can access our proxy materials over the Internet and also describes how to request a printed copy of these materials.

Why didn’t I receive a Notice Regarding Internet Availability of Proxy Materials? We are mailing our proxy materials to our shareholders who have previously requested to receive a paper copy of the proxy materials.

How can I access the proxy materials over the Internet? You can access the proxy statement and our 2011 Annual Report to Shareholders at www.menswearhouse.com under “Investors Relations”. If you wish to help reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all proxy materials for future annual meetings of shareholders electronically by e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

How may I obtain a paper or e-mail copy of the proxy materials? If you received a Notice Regarding Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper or e-mail copy of the proxy materials and the Annual Report to Shareholders in your notice. We will mail a paper copy of the proxy materials and the Annual Report to Shareholders to all shareholders to whom we do not send a Notice Regarding Internet Availability of Proxy Materials.

What should I do if I receive more than one Notice Regarding Internet Availability of Proxy Materials or more than one paper copy of the proxy materials? Certain shareholders may receive more than one Notice Regarding Internet Availability of Proxy Materials or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold your shares of our Common Stock in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares of our Common Stock are registered in more than one name, you may receive a separate notice or a separate set of paper proxy materials and proxy card for each name in which you hold shares. To vote all of your shares of our Common Stock, you must complete, sign, date, and return each proxy card you receive or vote the shares to which each proxy card relates. If you have shares of our Common Stock held in one or more street names, you must complete, sign, date, and return to each bank, broker, or other nominee through which you hold shares each instruction card received from that bank, broker, or other nominee.

How can I attend the Annual Meeting? If you wish to attend the meeting in person and you are the record holder of shares of our Common Stock on April 16, 2012, you must show a government issued form of identification which includes your picture. If you are a beneficial owner of shares of our Common Stock as of April 16, 2012 that are held for your benefit by a bank, broker, or other nominee, in addition to the picture identification, you will need proof of ownership of our Common Stock on April 16, 2012 to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker, or other nominee holder that shows that you were an owner on April 16, 2012 are examples of proof of ownership.

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ELECTION OF DIRECTORS

At the Annual Meeting, ten directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

The following persons have been nominated to fill the ten positions to be elected by the shareholders. It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Nominating and Corporate Governance Committee of the Board of Directors.

Name	Age	Position with the Company	Director Since

George Zimmer	63	Executive Chairman of the Board	1974
David H. Edwab	57	Vice Chairman of the Board	1991
Douglas S. Ewert	48	President and Chief Executive Officer	2011
Rinaldo S. Brutoco	65	Director	1992
Michael L. Ray, Ph.D.	73	Director	1992
Sheldon I. Stein	58	Director	1995
Deepak Chopra, M.D.	63	Director	2004
William B. Sechrest	69	Director	2004
Larry R. Katzen	66	Director	2007
Grace Nichols	65	Director	2011

Further biographical information about our nominees for director and the experience, qualifications, attributes, and skills considered by our Nominating and Corporate Governance Committee and Board of Directors in determining that the nominee should serve as a director appears below.

George Zimmer

George Zimmer co-founded The Men’s Wearhouse as a partnership in 1973 and has served as Chairman of the Board of the Company since its incorporation in 1974. He served as President from 1974 until 1997 and served as Chief Executive Officer of the Company from 1991 until June 15, 2011 when he became Executive Chairman of the Board. Mr. Zimmer is also a director of Apollo Group, Inc.

Director Qualifications:

•     Founder and leader of the Company with extensive experience in retailing and marketing

•     Outstanding human relations skills

•     Developed culture of the Company

•     Continuously innovative and challenging

•     Broad contacts and knowledge

•     Servant leadership perspective and practice

David H. Edwab

Mr. Edwab joined the Company in 1991 and served as Senior Vice President, Treasurer and Chief Financial Officer of the Company. In 1993, he served as Chief Operating Officer of the Company. In 1997, Mr. Edwab was named President of the Company. In 2000, Mr. Edwab resigned as President of the Company to join Bear, Stearns & Co. Inc. (“Bear Stearns”) as a Senior Managing Director and Head of the Retail Group in the Investment Banking Department of Bear Stearns.

Director Qualifications:

•     Constantly looking for new opportunities and follows through

•     Great energy, focus and analytical skills

•     Broad experience and skill on the financial and operations sides of retailing

•     Grounded in realities but always seeing new possibilities

•     Experience in mergers and acquisitions

•     Outstanding network

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Concurrently, Mr. Edwab was named Vice Chairman of the Board for the Company. In 2002, Mr. Edwab re-joined the Company and continues to serve as Vice Chairman of the Board. Mr. Edwab is an “inactive” Certified Public Accountant. Mr. Edwab is also a director of New York & Company, Inc., where he serves as chairman of their nomination and governance committee and is on their audit committee, and Vitamin Shoppe, Inc., where he serves as lead director, is on their audit committee and is chairman of their compensation committee. In addition, Mr. Edwab served as a director of Aeropostale, Inc. from 2002 to 2007.

Douglas S. Ewert

Mr. Ewert joined the Company in 1995. From 1996 to 1999, he served as General Merchandise Manager. From 1999 to 2000, he served as Vice President – Merchandising and General Merchandise Manager. In April 2000, he was named Senior Vice President – Merchandising, and in March 2001 he was named Executive Vice President and Chief Operating Officer, K&G Men’s Company. In March 2002, he was named Executive Vice President and General Merchandise Manager. In January 2005, he was named Executive Vice President and Chief Operating Officer. On January 26, 2008, he was named President and Chief Operating Officer. On June 15, 2011, Mr. Ewert became President and Chief Executive Officer of the Company.

Director Qualifications:

•     Extensive experience with the Company

•     Extensive experience in men’s retailing

•     Demonstrated effective leadership within the Company

•     Exceptional interpersonal skills within the Company’s organization

Rinaldo S. Brutoco

Mr. Brutoco has been since 2000, President and Chief Executive Officer of ShangriLa Consulting, Inc., which is affiliated with the ShangriLa Group, a privately held consulting and merchant banking concern. He also is founder, President and Chief Executive Officer of the World Business Academy and has authored multiple books and articles on energy policy and innovation.

Director Qualifications:

•     Brings legal, financial, innovation, retailing, and organizational transformation experience and proven skills

•     Knows new technologies and new ways of doing business

•     Skilled in helping to maintain the corporate culture and values important to the Company’s success

•     Evaluates strategies at all levels of implementation

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Michael L. Ray, Ph. D.

Professor Ray has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy — Banc One Corporation Professor of Creativity and Innovation and of Marketing, Emeritus at Stanford University’s Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and in developing innovative organizations and has served as a private consultant to numerous companies since 1967. He has authored over 100 professional publications, including ten books, in the areas of business and psychological research methods, marketing communication, new paradigm business, creativity, and innovation.

Director Qualifications:

•     Experience and skill in marketing, particularly advertising and marketing communication important to the Company

•     As one of the leaders of new forms of transformational organizations, he helps to maintain the corporate culture and values that underlie the Company’s success, growth, and financial value

•     Mediator and consensus builder

•     Combination of meticulous fact gatherer and creative catalyst

•     Listens well and fosters dialogue

Sheldon I. Stein

Mr. Stein is the President and Chief Executive Officer of Glazer’s Distributors, one of the country’s largest distributors of wine, spirits, and malt products. From 2008 until July 2010, Mr. Stein was a Vice Chairman of Global Investment Banking and Head of Southwest Investment Banking for Bank of America, Merrill Lynch. Before joining Merrill Lynch in 2008, Mr. Stein had been with Bear Stearns for over twenty years as a Senior Managing Director running Bear Stearns’ Southwest Investment Banking Group and as a member of Bear Stearns’ President Advisory Council. Mr. Stein is also a director of Tuesday Morning Corporation, where he serves on their nominating and governance committee.

Director Qualifications:

•     Keen perspective and skill in building solid Company value

•     Long history of providing strategic advice to chief executive officers of major companies with his sharp intellect coupled with practical wisdom

•     Broad network of business and personal relationships and perspectives

•     Experience and skills in corporate finance, mergers and acquisitions

•     CEO of one of the 200 largest privately held companies in the nation

Deepak Chopra, M.D.

Dr. Chopra is the Chairman and founder of The Chopra Center for Well Being, which was established by Dr. Chopra in 1995 and offers training programs in mind-body medicine. Dr. Chopra is the author of more than 60 books in both the fiction and non-fiction categories. Dr. Chopra is a fellow of the American College of Physicians and a member of the American Association of Clinical Endocrinologists, Adjunct Professor at Kellogg School of Management, and Senior Scientist with The Gallup Organization.

Director Qualifications:

•     Advocate for conscious business that is generative in growth and value

•     Listens well and brings wisdom

•     International and broad perspective

•     Runs his own service organization

•     Wide network in and outside of business

•     Significant direct experience in use of social media

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William B. Sechrest

Mr. Sechrest was a founding shareholder in the law firm of Winstead Sechrest & Minick P.C. from 1973 to 2006, specializing in finance and banking practice. He then joined the law firm of Shartis Friese LLP as “counsel” in 2007, continuing until 2008. Currently, Mr. Sechrest is actively involved as a founding shareholder and member of the Board of Directors of Ojai Community Bank, Ojai Energy Systems, Inc. (energy storage through patented Li-Ion technologies) and BioCee, Inc. (biofuel generation through patented bio-chemical process). Mr. Sechrest is a member of the American College of Real Estate Lawyers.

Director Qualifications:

•     Combines legal, financial, organizational, and human skills in an effective way

•     Forty years of experience in helping those that need help in organizing, developing, financing, or protecting a business or an idea

•     Wise counsel from almost all areas of business

•     Calm leadership and alignment

•     Fosters dialogue on important issues

Larry R. Katzen

Mr. Katzen was a partner with Arthur Andersen from 1978-2002, including Managing Partner, Great Plains Region from 1998-2002, Managing Partner, St. Louis office from 1993-2002, and Managing Partner of their worldwide retailing industry practice from 1990-1993. In addition, Mr. Katzen served as a director of Pathmark Stores, Inc. from 2004 to 2007 and Kellwood Company from 2002 to 2008.

Director Qualifications:

•     Deep experience in accounting and auditing

•     Significant experience in serving a variety of retailers around the world as auditor, consultant, or board member

•     Regularly attends board education seminars and shares the benefit thereof with other Board members

•     Strategic thinker with international experience

•     Challenges with strong but empathic questions

Grace Nichols

Ms. Nichols spent more than twenty years at Limited Brands, including 14 years as Chief Executive Officer of Victoria’s Secret Stores from 1992 until she retired in January 2007. From 1986 to 1992, she served as Executive Vice President of Victoria’s Secret Stores. Prior to joining Limited Brands, Ms. Nichols held various senior merchandising positions in teen’s and women’s apparel at The Broadway Southern California divisions of Carter, Hawley, Hale, Inc. Ms. Nichols is also a director of New York & Company, Inc., where she serves as non-executive chairperson and is on the nomination and governance committee and the compensation committee. In addition, Ms. Nichols served as a director of Pacific Sunwear of California Inc. from 2007 to March 20, 2012. Ms. Nichols holds a Professional Director Certification from the American College of Corporate Directors, a national public director and credentialing organization.

Director Qualifications:

•     Extensive experience as a senior executive and director in the retail industry

•     Ability to understand and analyze the operational and management challenges associated with large retailers

•     Particular expertise in branding and merchandising

•     Experience and insights regarding the retail industry from a woman’s perspective

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

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CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of the Board of Directors to enhance the long-term value of the Company for our shareholders. In exercising its authority to direct, the Board recognizes that the long-term interests of our shareholders are best advanced by appropriate consideration of other stakeholders and interested parties including employees and their families, customers, suppliers, communities, and society as a whole. To assist the Board in fulfilling its responsibilities, the Board has adopted certain Corporate Governance Guidelines (the “Guidelines”). As contemplated by the Guidelines, the Board of Directors has regular executive sessions where non-management directors meet without management participation. The director designated by the Board as the Lead Director is the presiding director for each executive session.

Director Qualifications

As set forth in the Guidelines, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and the applicable rules of the New York Stock Exchange. In addition, at least two-thirds in number (if two-thirds is not a whole number then at least the nearest whole number to two-thirds that is less than two-thirds) of the directors shall meet the following qualifications:

•	shall not have been employed by us as an executive officer in the past ten years;
•

is not an executive officer or director, or a person serving in a similar capacity with, nor an owner of more than 1% of the equity of, a significant customer, supplier, or service provider to us. For purposes hereof, significant shall mean circumstances where during the past fiscal year the business with the customer, supplier, or service provider equaled or exceeded either 1% of the revenue thereof or 1% of our revenue;

•	is not personally the accountant, lawyer, or financial advisor for compensation to any of our executive officers;
•	is not a trustee, director, or officer of any charitable organization that received contributions during the past fiscal year aggregating $100,000 or more from us;
•

has not within the last three years engaged in a transaction with us required to be disclosed in our proxy statement pursuant to Subpart 229.400 of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission; and

•	is not a father, mother, wife, husband, daughter, son, father-in-law, mother-in-law, daughter-in-law, or son-in-law of a person who would not meet the foregoing qualifications.

A director shall not serve on more than four boards of directors of publicly-held companies (including our Board of Directors) unless the full Board determines that such service does not impair the director’s performance of his or her duties to the Company. A person shall not stand for election upon reaching the age of 75. Directors are expected to report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee and will be expected to offer to resign if the Nominating and Corporate Governance Committee concludes that the director no longer meets our requirements for service on the Board of Directors. The Board believes that directors should be shareholders and have a financial stake in the Company and, therefore, the Board has adopted a policy which requires that directors hold an ownership position in the Company equal to at least $300,000 (which equals three times the annual cash retainer received by the non-employee directors) and that new directors hold such amount within three years of becoming a director. Each director has met the $300,000 requirement, except Ms. Nichols who has until the end of fiscal year 2013 to do so. The Nominating and Corporate Governance Committee of the Board may establish from time to time additional qualifications for directors, taking into account the composition and expertise of the entire Board.

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Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders, or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a diverse view of thoughts based on each Board member’s knowledge, life experiences, capabilities, and ethnic background. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it does attempt to identify director nominees who can provide a diverse perspective to the Board of Directors.

Board of Directors Independence

The Board of Directors has affirmatively determined that each member of the Board, with the exception of George Zimmer, David Edwab, and Doug Ewert, are independent in accordance with New York Stock Exchange Listing Standards and have no current material relationship with the Company, except as a director.

Board Leadership Structure and Role in Risk Oversight

In connection with the succession of Doug Ewert to the position of President and Chief Executive Officer of the Company, the Board of Directors determined that it was best for the Company for George Zimmer, as the founder and chief driving force behind the Company, to serve as Executive Chairman of the Board of the Company. At the same time, the Board of Directors believes that it is beneficial to the Company and increases the effectiveness of the Board of Directors to have an outside director integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis. As a result, the Board of Directors has appointed Mr. Sechrest to act as Lead Director. In his capacity as Lead Director, Mr. Sechrest consults regularly with Messrs. Zimmer and Ewert and other members of management; has primary responsibility with Messrs. Zimmer and Ewert for preparing the agenda for Board meetings; and, with Messrs. Zimmer and Ewert, leads the meetings of the Board of Directors and chairs the executive sessions of the Board.

With respect to the oversight of the Company’s risk, the Company’s Chief Compliance Officer supervises the day-to-day risk management responsibilities and in turn reports to the Audit Committee on particular areas of risk. The Audit Committee continues to focus on the process the Company goes through to identify financial and operational risks and the procedures for addressing such risks and periodically requires the Chief Compliance Officer to report to the Audit Committee with respect thereto. In addition, the risks related to the Company’s overall strategy, including the risks related to mergers and acquisitions, divestitures, and other significant non-recurring transactions, are addressed by the full Board.

Attendance at the Annual Meeting of Shareholders

Our Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend our Annual Meeting of Shareholders. Nine of the ten directors attended the 2011 Annual Meeting of Shareholders.

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Communications with the Company

Any shareholder or other interested party wishing to send written communications to any one or more members or Committees of our Board of Directors, including the Lead Director or other non-management directors, may do so by sending them in care of Investor Relations at 6380 Rogerdale Road, Houston, Texas 77072-1624. All such communications will be forwarded to the intended recipient(s).

Investor Information

To obtain a printed copy of our Code of Business Conduct, Code of Ethics for Senior Management, Corporate Governance Guidelines or charters for the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors, send a request to us in care of Investor Relations at 6380 Rogerdale Road, Houston, Texas 77072-1624. This material may also be obtained from our website at www.menswearhouse.com under “Investor Relations - Corporate Governance”.

Committees of the Board of Directors and Meeting Attendance

During the fiscal year ended January 28, 2012, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member.

During the fiscal year ended January 28, 2012, the Board of Directors held four meetings.

Audit Committee

The Board of Directors has an Audit Committee that operates under a written charter. The Audit Committee is comprised of Messrs. Katzen (Chair), Brutoco, and Sechrest. The Board has affirmatively determined that all members of the Audit Committee are independent in accordance with the New York Stock Exchange Listing Standards and Rule 10A-3(b)(1) of the Exchange Act. In addition, the Board has determined that each of the members of the Audit Committee is financially literate and that Messrs. Brutoco and Katzen are “audit committee financial experts,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee reviews our financial information, accounting policies, and internal controls, reviews with our independent registered public accounting firm the plan, scope, and results of the annual audit of our financial statements, reviews and discusses our annual and quarterly financial statements with management and our independent registered public accounting firm, and selects our independent registered public accounting firm and approves in advance all our audit and non-audit engagements of such independent registered public accounting firm. The Audit Committee’s responsibilities to the Board of Directors are detailed in the Amended and Restated Charter of the Audit Committee. During the fiscal year ended January 28, 2012, the Audit Committee held six meetings. The Audit Committee’s report appears below.

Compensation Committee

The Board of Directors has a Compensation Committee that operates under a written charter and each member of which is independent in accordance with the New York Stock Exchange Listing Standards. The Compensation Committee is comprised of Messrs. Stein (Chair), Katzen, and Sechrest. The Compensation Committee reviews and approves our overall compensation policy and considers and approves, on behalf of the Board of Directors, the compensation of our Named Executive Officers, including the Chief Executive Officer, and certain other officers and the implementation of any compensation program for the benefit of any of our executive officers. The Compensation Committee’s responsibilities to the Board of Directors are detailed in the Charter of the Compensation Committee. During the fiscal year ended January 28, 2012, the Compensation Committee held four meetings. The Compensation Committee’s report appears below.

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Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee that operates under a written charter and each member of which is independent in accordance with the New York Stock Exchange Listing Standards. The Nominating and Corporate Governance Committee is comprised of Messrs. Ray (Chair), Brutoco, and Stein, Dr. Chopra and, as of June 15, 2011, Ms. Nichols. The Nominating and Corporate Governance Committee develops and recommends to the Board of Directors a set of corporate governance principles for the Company, studies and reviews with management the overall effectiveness of the organization of the Board of Directors and the conduct of its business and reports and makes recommendations to the Board of Directors as appropriate, and considers candidates to be elected directors and recommends to the Board of Directors the nominees for directors. The Nominating and Corporate Governance Committee’s responsibilities to the Board of Directors are detailed in the Charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee normally does not consider unsolicited director nominees put forth by shareholders because the need for a new director generally only occurs on limited occasions when a director position becomes open as a result of a decision to increase the size of the Board or if a director retires or resigns. If and when such an event might occur, the Board of Directors feels that it is in the best interest of the Company to focus our resources on evaluating candidates at the appropriate time and who come to us through reputation or a relationship which initially validates the reasonableness of the person as a candidate or through professional search processes that do the same. During the fiscal year ended January 28, 2012, the Nominating and Corporate Governance Committee held one meeting.

Procedures and Processes for Determining Executive and Director Compensation

The Compensation Committee is responsible for reviewing and establishing the compensation of the Chief Executive Officer and the other Named Executive Officers. The Compensation Committee also reviews and discusses with the Chief Executive Officer the compensation for all other executive officers. The Compensation Committee has the sole authority to retain compensation consultants and any other type of legal or accounting adviser deemed appropriate. Based on a variety of input received by the Compensation Committee, including requested input from compensation consultants, if any, and the experience of its members, the Compensation Committee determines the compensation of our Chief Executive Officer during an executive session of the Compensation Committee, at which the Chief Executive Officer is not present. In connection with the succession of Doug Ewert to the position of President and Chief Executive Officer in 2011, the Compensation Committee engaged Towers Watson & Co., a nationally recognized compensation consulting firm, to advise the Compensation Committee with respect to developing an initial compensation arrangement for Mr. Ewert. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the executive officers, including but not limited to grants under our equity plans, which the members of the Compensation Committee discuss with our Chief Executive Officer and may discuss in executive session. The final determinations as to the compensation of the Chief Executive Officer and officers whose annual base salary plus maximum payout under our annual non-equity cash incentive program is equal to or in excess of $500,000 are made solely by the Compensation Committee, and the Chief Executive Officer determines the compensation for the other executive officers with input from and oversight by the Compensation Committee. The Compensation Committee’s charter provides that the Compensation Committee may delegate any of its powers and responsibilities to a subcommittee of the Compensation Committee.

As set forth in the Guidelines, the Board of Directors or an authorized committee thereof may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards, and other director compensation. The Guidelines further provide that, in determining director compensation, the following should be considered: (1) fair and competitive compensation for the time commitment to appropriately discharge the work required for a company of similar size and scope; (2) alignment of the director’s interest with the long-term interests of the Company; and (3) a transparent and readily understandable compensation program.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal 2011, an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K of the General Rules and Regulations of the Securities and Exchange Commission.

During fiscal 2011, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based upon such review and the related discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Sheldon I. Stein, Chairman

Larry R. Katzen

William B. Sechrest

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent registered public accounting firm their audit plan, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged With Governance” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended January 28, 2012, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

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Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 28, 2012, for filing with the Securities and Exchange Commission. At present, the Audit Committee intends to continue the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013.

AUDIT COMMITTEE

Larry R. Katzen, Chairman

Rinaldo S. Brutoco

William B. Sechrest

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, during the fiscal year ended January 28, 2012, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than 10% beneficial owners have been met.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the Record Date (except as noted below), with respect to the beneficial ownership of our Common Stock by (i) each director, (ii) each nominee for director, (iii) each Named Executive Officer listed in the Summary Compensation Table below, (iv) each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock and (v) all of our executive officers and directors as a group. Unless otherwise indicated, each person has sole voting power and dispositive power with respect to the shares attributed to him or her.

Name	Number Of Shares		% of Outstanding Shares
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	4,165,071	(1)	8.1
Piper Jaffray Companies 800 Nicollet Mall, Suite 800 Minneapolis, Minnesota 55402	3,193,675	(2)	6.2
George Zimmer	1,936,862	(3)(4)(5)	3.8
David H. Edwab	94,792	(4)(5)(6)	*
Douglas S. Ewert	190,152	(5)(7)(8)	*
Rinaldo S. Brutoco	24,985	(9)(10)	*
Michael L. Ray, Ph.D.	18,679	(11)	*
Sheldon I. Stein	35,059	(12)	*
Deepak Chopra, M.D.	21,059	(13)	*
William B. Sechrest	36,059	(13)(14)	*
Larry R. Katzen	32,059	(15)	*
Grace Nichols	7,034	(16)	*
Neill P. Davis	53,155	(5)(17)(18)	*
James E. Zimmer	596,460	(5)(19)	1.2
William C. Silveira	27,622	(5)(20)	*
All executive officers and directors as a group (17 Persons)	3,210,779	(3)(4)(5) (8)(10) (14)(18) (21)(22) (23)(24)	6.3

* Less than 0.4%

(1)	Based on a Schedule 13G filed on February 10, 2012.
(2)

Based on a Schedule 13G filed on February 14, 2012, Advisory Research, Inc. (“ARI”), 180 N. Stetson, Chicago, IL 60601, a wholly-owned subsidiary of Piper Jaffray Companies and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of these shares of our Common Stock as a result of acting as investment adviser to various clients. Piper Jaffray Companies may be deemed to be the beneficial owner of these shares through control of ARI. However, Piper Jaffray Companies disclaims beneficial ownership of such shares.

(3)

Includes 1,797,645 shares and 68,259 shares, respectively, held by George Zimmer in his capacity as trustee for The George Zimmer 1988 Living Trust and the Zimmer Children’s 2010 Remainder Trust. Subsequent to the Record Date, The George Zimmer 1988 Living Trust sold 25,000 shares of our Common Stock and now presently owns 1,772,645 shares of our Common Stock.

(4)

Excludes 39,129 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power but with regard to which such officer and director disclaims beneficial ownership.

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(5)

Includes 70,958 shares, 2,605 shares, 553 shares, 409 shares, 51,313 shares, 409 shares, and 127,967 shares, respectively, allocated to The Men’s Wearhouse, Inc. Employee Stock Ownership Plan (the “ESOP”) accounts of George Zimmer, David Edwab, Doug Ewert, Neill Davis, James Zimmer, William Silveira, and to certain executive officers included in all executive officers and directors of the Company as a group, under the ESOP. The ESOP provides that participants have voting power with respect to these shares and in certain circumstances may have dispositive power with respect to a portion of the shares allocated to the participant’s account.

(6)	Includes 77,440 restricted shares and 200 shares owned by Mr. Edwab’s children.
(7)

Includes 160,915 shares that may be acquired within 60 days upon the exercise of stock options or the vesting of deferred stock units and 7,815 shares allocated to the account of Mr. Ewert under The Men’s Wearhouse, Inc. 401(k) Savings Plan.

(8)	Mr. Ewert has pledged 12,664 of such shares which are held in an investment account to secure advances under a line of credit for personal purposes.
(9)	Includes 3,183 restricted shares and 6,000 shares that may be acquired within 60 days upon the exercise of stock options.
(10)

Mr. Brutoco’s shares (other than the 3,183 restricted shares and the 6,000 shares that may be acquired within 60 days upon the exercise of stock options) are held in an investment account and together with other assets held in the account secure advances under a personal line of credit.

(11)

Includes 12,496 shares held by Michael Ray in his capacity as trustee for the Michael Ray and Sarah C. Ray 1998 Revocable Trust, 3,183 restricted shares, and 3,000 shares that may be acquired within 60 days upon the exercise of stock options.

(12)	Includes 3,183 restricted shares and 4,500 shares that may be acquired within 60 days upon the exercise of stock options.
(13)	Includes 3,183 restricted shares and 7,500 shares that may be acquired within 60 days upon the exercise of stock options.
(14)

Mr. Sechrest’s shares (other than the 7,500 shares that may be acquired within 60 days upon the exercise of stock options) are held in a margin account to secure advances under a personal line of credit.

(15)

Includes 1,285 shares held by Larry R. Katzen in his capacity as trustee for the Larry R. Katzen 1994 Revocable Trust, 3,183 restricted shares, and 3,000 shares that may be acquired within 60 days upon the exercise of stock options.

(16)	Includes 3,183 restricted shares.
(17)

Includes 200 shares owned by Mr. Davis’ children, 11,431 shares that may be acquired within 60 days upon the exercise of stock options, and 2,470 shares allocated to the account of Mr. Davis under The Men’s Wearhouse, Inc. 401(k) Savings Plan.

(18)	Mr. Davis has pledged 12,709 of such shares which are held in an investment account to secure advances under a line of credit for personal purposes.
(19)	Includes 4,998 shares owned by Mr. Zimmer’s daughter and 37,000 shares that may be acquired within 60 days upon the exercise of stock options.
(20)

Includes 14,179 shares that may be acquired within 60 days upon the exercise of stock options and 644 shares allocated to the account of Mr. Silveira under The Men’s Wearhouse, Inc. 401(k) Savings Plan.

(21)	Includes an aggregate of 335,168 shares that may be acquired within 60 days upon the exercise of stock options or the vesting of deferred stock units.
(22)

Includes 15,108 shares allocated to the 401(k) Savings Plan accounts of certain of our executive officers. The 401(k) Savings Plan provides that participants have voting and investment power over these shares.

(23)	Includes 5,398 shares held by family members of certain of our executive officers and directors.
(24)	Includes an aggregate of 99,721 restricted shares.

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EXECUTIVE OFFICERS

The following table lists the name, age, current position and period of service with the Company of each executive officer. Each officer will hold office until his or her successor shall have been elected and qualified.

Name	Age	Position with the Company	Executive Officer Since
George Zimmer	63	Executive Chairman of the Board	1974
David H. Edwab	57	Vice Chairman of the Board	1991
Douglas S. Ewert	48	President and Chief Executive Officer	2000
Charles Bresler, Ph.D.	62	Executive Vice President	1993
Gary G. Ckodre	62	Executive Vice President and Chief Compliance Officer	1992
Neill P. Davis	55	Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer	1997
William C. Silveira	53	Executive Vice President – Manufacturing	2006
Carole L. Souvenir	51	Chief Legal Officer and Executive Vice President – Employee Relations	2006
Diana M. Wilson	64	Senior Vice President – Chief Accounting Officer and Principal Accounting Officer	2003
James E. Zimmer	60	Senior Vice President – Merchandising	1975

See the discussion under “Election of Directors” for the business experience of Messrs. George Zimmer, Edwab and Ewert.

Charles Bresler, Ph.D. joined the Company in 1993. From 1993 to 1998, he served as Senior Vice President – Human Development. In February 1998, he was named Executive Vice President. In March 2003, he was renamed Executive Vice President – Stores, Marketing and Human Development. In January 2005, he was named President of the Company. On January 26, 2008, he was named Executive Vice President – Marketing and Human Resources. In March 2011, his title was changed to Executive Vice President.

Gary G. Ckodre joined the Company in 1992. In February 1997, he was named Vice President – Finance and Principal Financial and Accounting Officer and, in March 2001, he was named Senior Vice President and Principal Accounting Officer. In March 2003, he was named Senior Vice President – Finance. In March 2004, he was named Senior Vice President – Chief Compliance Officer. On April 1, 2008, he was named Executive Vice President – Distribution, Logistics, Tuxedo Operations and Chief Compliance Officer. In March 2011, his title was changed to Executive Vice President and Chief Compliance Officer.

Neill P. Davis joined the Company in 1997 as Vice President and Treasurer. In November 2000, he was named Senior Vice President, Chief Financial Officer and Treasurer and, in March 2001, he was named Principal Financial Officer. In March 2002, he was promoted to Executive Vice President and remained Chief Financial Officer, Treasurer and Principal Financial Officer. In March 2003, he was named Executive Vice President, Chief Financial Officer and Principal Financial Officer. In April 2006, he was again named to the additional office of Treasurer.

William C. Silveira joined the Company in July 1997 as Director – Manufacturing. In March 2000, he was named Vice President – Manufacturing. In March 2001, he was named Senior Vice President – Manufacturing and, in March 2005, he was named Executive Vice President - Manufacturing.

Carole L. Souvenir joined the Company in April 1998 as Vice President – Employee Relations. In March 2002, she was named Senior Vice President – Employee Relations. In August 2006, she was promoted to Chief Legal Officer and Executive Vice President – Employee Relations.

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Diana M. Wilson joined the Company in March 1999 as Corporate Controller. In March 2001, she was named Vice President and Corporate Controller and, in March 2002, she was named Vice President – Finance. In March 2003, she was named Vice President – Principal Accounting Officer. In March 2005, she was named Senior Vice President – Principal Accounting Officer. In April 2006, her title was changed to Senior Vice President – Chief Accounting Officer and Principal Accounting Officer.

James E. Zimmer has served as Senior Vice President – Merchandising since 1975. James Zimmer served as a director of the Company until June 2002 when he chose not to seek re-election.

George Zimmer and James Zimmer are brothers.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Fiscal 2011 Financial Performance

As described in Management’s Discussion and Analysis in our Annual Report on Form 10-K for our fiscal year ended January 28, 2012, the fiscal year proved to be a strong year for the Company and its stakeholders despite the continuing difficult economic environment. In fiscal 2011:

•	total net sales grew 13.3% for the year to $2.383 billion;
•	net earnings attributable to common shareholders increased over the prior year by 78.1% to $120.6 million;
•	diluted earnings per share increased 81.1% to $2.30, as compared to diluted earnings per share of $1.27 in fiscal 2010;
•	gross margin increased by $150.5 million or 16.8% over the prior year to $1.049 billion;
•

our Board of Directors declared an aggregate of $0.54 per share in dividends to shareholders, including the January 2012 declaration of a 50% increase in the Company’s quarterly cash dividend to $0.18 per share;

•	our stock price increased 33% from $25.97 on the last trading day of fiscal 2010 to $34.54 per share on the last trading day of fiscal 2011, with a total shareholder return of 35%;
•	we repurchased 2.3 million shares of our Common Stock at a cost of approximately $64.0 million; and
•

in January 2012, we were named once again by FORTUNE® magazine as one of the 100 Best Companies to Work for In America, demonstrating management’s continued commitment to the Company’s corporate culture in addition to its financial performance.

Significant Compensation Decisions for 2011

These financial results are particularly impressive given the fact that fiscal 2011 was a year of historical management transition for the Company as we implemented a succession plan pursuant to which George Zimmer, who founded the Company in 1973, stepped down as Chief Executive Officer to become Executive Chairman of the Board and Doug Ewert was promoted to Chief Executive Officer and President (formerly President and Chief Operating Officer). Mr. Zimmer remains a full-time employee and active in areas related to the strategic direction of the Company, our marketing, and our customer and employee oriented culture. As a result, the full-year compensation for fiscal 2011 for Messrs. Zimmer and Ewert appears in the Summary Compensation Table below because each served as the principal executive officer of the Company during part of fiscal 2011; however, the Compensation Committee did not consider the executives’ combined compensation in setting either individual’s compensation nor does the Compensation Committee believe that it would be appropriate to aggregate the two executives’ compensation when assessing the 2011 annual compensation of our Chief Executive Officer given that each continued to serve the Company as an executive officer in an important role during the period when he was not serving as Chief Executive Officer.

The succession plan pursuant to which George Zimmer became Executive Chairman of the Board and Doug Ewert became Chief Executive Officer was a particularly important milestone for the Company because Mr. Zimmer is the founder of the Company and served as its chief executive officer for 38 years. A transition of this kind can create uncertainty and risk for key senior executives whom the Company has a strong desire to retain. In support of that goal and a smooth transition, the Compensation Committee determined that it was in the best interest of the Company and its shareholders to enter into employment agreements with Mr. Ewert and Neill Davis, the Company’s Chief Financial Officer. For additional discussion regarding the terms of each of these employment agreements, please see “Employment Agreements” below.

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In determining Mr. Ewert’s compensation as the new Chief Executive Officer, the Compensation Committee was mindful that the Company could not rely on the same factors that were used historically to set Mr. Zimmer’s compensation, given that Mr. Zimmer was also a large shareholder of the Company, chose not to participate in any of the Company’s equity incentive plans, and requested on numerous occasions that the Compensation Committee not increase his base salary or his maximum non-equity incentive bonus. Instead, the Compensation Committee focused on creating a competitive compensation package appropriate for a non-founder chief executive officer consistent with the existing objectives of our compensation program, which focuses in equal part on short-term incentives, in the form of base pay and annual cash bonus, and long-term incentives, in the form of annual equity grants, with a significant portion of compensation to be performance-based. The Compensation Committee was also mindful of the fact that Mr. Ewert had other significant opportunities and that there are significant risks perceived by a person succeeding a founder chief executive officer. As a result, the compensation set for Mr. Ewert includes a lower base salary but higher maximum potential annual bonus payout under our non-equity incentive bonus program than historically paid to Mr. Zimmer (which the Compensation Committee believes was substantially below market) and guarantees that in each fiscal year Mr. Ewert will receive combined cash compensation (consisting of base salary plus annual incentive bonus) equal to a minimum of $1 million. The compensation package also includes annual awards of equity grants and a one-time grant awarded to Mr. Ewert upon his becoming Chief Executive Officer. This one-time grant of 100,000 deferred stock units, which vest in one-third increments on each of June 15, 2012, 2013, and 2014, resulted in a significant one-time increase in Mr. Ewert’s compensation for fiscal 2011, which is not representative of his expected annual compensation in future years.

Under the terms of his employment agreement, Mr. Ewert’s annual compensation will consist of:

The Compensation Committee engaged Towers Watson & Co., a nationally recognized compensation consulting firm, to advise the Compensation Committee with respect to developing the initial compensation arrangements with Mr. Ewert. Among other information, Towers Watson provided the Compensation Committee with data with respect to fifteen other apparel retail companies selected by Towers Watson (Abercrombie & Fitch Co.; Aeropostale, Inc.; American Eagle Outfitters, Inc.; AnnTaylor Stores Corp.; Ascena Retail Group, Inc.; Buckle Inc.; Cato Corp.; Charming Shoppes Inc.; Chico’s FAS Inc.; Guess? Inc.; Jos. A Bank Clothiers Inc.; Pacific Sunwear of California Inc.; Stein Mart Inc.; The Children’s Place Retail Stores, Inc.; and The Talbots Inc.). While the Compensation Committee considered this data in addition to other information when determining what would be appropriate compensation for a chief executive officer of the Company, it did not target Mr. Ewert’s compensation to any specific benchmark against a peer group. The Compensation Committee determined, in its judgment and based on Mr. Ewert’s experience, extended tenure with the Company, historical performance with and contributions to the Company, general competitive practices, Mr. Ewert’s expectations, and our compensation philosophy, that the compensation levels, awards, and other terms of Mr. Ewert’s agreement were appropriate.

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In evaluating Mr. Ewert’s compensation, the Compensation Committee also determined that it would be appropriate to provide similar assurances to the Company’s Chief Financial Officer and to make upward adjustments in his compensation in recognition of his tenure and contributions to the Company. Accordingly, the Company entered into an employment agreement with Mr. Davis which included a $50,000 increase in both Mr. Davis’s base salary and his maximum potential bonus and provides for Mr. Davis to receive annual compensation consisting of: a $450,000 base salary, a potential annual incentive bonus of up to $350,000, and the issuance of annual equity grants having a value equal to $800,000.

2011 Advisory Vote on Executive Compensation

Last year at our 2011 annual meeting of shareholders we conducted our first advisory vote to approve executive compensation. At that meeting, more than 94% of the votes cast were in favor of our Named Executive Officer (as defined on page 30) compensation as disclosed in the proxy statement and, as a result, the Named Executive Officer compensation was approved. We value this positive endorsement by our shareholders of our executive compensation policies.

Compensation arrangements for each fiscal year are generally considered by the Compensation Committee over a 90-day period following our fiscal year end and implemented immediately thereafter. Therefore, the Compensation Committee had not yet received the results of the 2011 advisory vote by shareholders when determining the executive compensation for 2011 set out in this proxy statement. However, the Board of Directors and the Compensation Committee will consider shareholder feedback in making compensation determinations for fiscal years which occur after the receipt of such feedback; for example, the Compensation Committee did consider the results of the 2011 advisory vote on executive compensation received in June 2011 when it considered executive compensation for fiscal 2012. The Compensation Committee continues to believe that our programs are effectively designed, instrumental to achieving our business strategy, consistent with our corporate culture, and aligned with the interests of our shareholders.

In addition, consistent with the preference expressed by our shareholders at the 2011 annual meeting of shareholders, our Board of Directors has decided that we will include a vote to approve, on an advisory basis, our executive compensation in our proxy materials every year until the next required advisory vote to approve the frequency of an advisory vote on executive compensation, which will occur no later than our annual meeting of shareholders to be held in 2017.

Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent that there is any significant vote against the compensation of our Named Executive Officers as disclosed in the proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board of Directors recommends that you vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement. For more information, see “Approval, On An Advisory Basis, of Executive Compensation” which begins on page 51 of this proxy statement.

Our Compensation Philosophy

What Our Compensation is Designed to Reward

Our compensation program is designed to reward teamwork and each individual’s contribution to the Company as well as to produce positive long-term results for our shareholders and employees by aligning compensation with the Company’s business strategies and the creation of long-term shareholder value. Accordingly, a significant portion of each executive’s compensation is performance-based.

Objectives of Compensation Program

The primary objective of our compensation program, including our executive compensation program, is to retain and motivate qualified employees who are enthusiastic about and committed to

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our culture and mission. In doing so, we design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executives who appreciate and are committed to our culture. Promotion from within is a key principle at the Company and a majority of our executive officers have reached their current career positions through an average career development tenure in excess of 15 years with us. The same compensation philosophy is applied to all levels of exempt employees, including executive officers. While the amounts may be different, each of the components of the compensation package is the same and is applied using similar methodology as discussed further below under “Elements of Compensation.” Exceptions to this principle are generally due to local market requirements.

Executive officers generally receive the same benefits as other employees. Any differences are generally due to position, seniority, or local requirements. In line with this philosophy, executive officers generally receive minimal perquisites.

Each executive’s current and prior compensation is considered in setting future compensation and consideration is given to the vesting and value of previously granted equity awards. As a result, the composition of our Named Executive Officer group often varies from year to year based upon the equity awards granted in any given year. In addition, the Chief Executive Officer focuses on relative compensation throughout the organization in recommending his own compensation and that of other executive officers.

Elements of Compensation

The following table describes the primary elements of our executive compensation program:

Compensation Element	Purpose	Link to Performance	Fixed or Performance- Based	Short- or Long-Term
Base Salary	Provides an appropriate level of fixed compensation to attract and retain leaders	Based on individual performance	Fixed	Short-Term
Annual Cash Bonus	Encourages executives to achieve annual results that create shareholder value	Linked to annual achievement of predetermined Company objectives – i.e., sales and income targets – as well as individual performance	Performance-Based	Short-Term
Equity Awards (including non- qualified stock options, restricted stock awards, and deferred stock units, or a combination thereof)

• Directly links executives’ and shareholders’ interests by tying long-term incentives to stock appreciation

• Encourages executives to achieve long-term business goals and objectives (including achieving financial performance that balances growth, profitability, and asset management)

• Rewards management for taking prudent actions and achieving results that create shareholder value

• Helps to retain management through business cycles

		Initial grant value is linked to individual performance; however, the ultimate value of the award is linked to stock price performance over a period of time	Performance-Based	Long-Term

Base Salaries

Level of responsibility and experience, Company performance, competitive market conditions, retention concerns and individual performance are all factored into the determination of base salary. In addition, when making base salary recommendations, the Chief Executive Officer considers his base salary level and the level of all other executives’ base salaries relative to compensation throughout the organization.

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Performance-Based Annual Cash Bonuses

To align executive pay with our annual performance, our executives are eligible to receive annual cash bonuses pursuant to a non-equity incentive program. Each year, our executives are eligible for a maximum cash bonus payout. The program establishes a set of three metrics for each executive. The two financial metrics are predetermined sales targets and income/earnings per share targets. The non-financial metric consists of a qualitative assessment of the executive’s performance. Each metric carries equal weight and accounts for one-third of the maximum possible payout. Two different thresholds exist for each of the three metrics: good and excellent. An executive receives one-sixth of the maximum possible payout if the “good” threshold of a particular metric is achieved and receives the entire one-third of the maximum possible payout if the “excellent” threshold of a particular metric is achieved. The maximum annual bonus payout possible for a Named Executive Officer under our non-equity performance program varies by individual, with a highest possible payout of $600,000 for fiscal 2011. The qualitative assessment of each Named Executive Officer’s individual performance is made by the Compensation Committee and is based primarily on the views and recommendations of the Chief Executive Officer in the case of the Named Executive Officers other than himself.

Threshold levels for “good” financial metrics are based on performance objectives that the Chief Executive Officer sets at the beginning of a year and take into consideration the Company’s operating and growth plans for the coming year, excluding the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, and other unusual or non-recurring items. The “excellent” threshold levels are typically representative of a substantial increase over the “good” threshold and, in most years, these thresholds are typically not achieved. For fiscal 2011, the good and excellent sales targets were $2.332 billion and $2.346 billion, respectively, and the earnings per share targets were $1.85 and $2.00, respectively, which represent an average increase of approximately 27% over the 2010 targets. The Compensation Committee reviews and approves the financial threshold targets and believes that these financial targets reflect performance that will lead to long-term preservation of shareholder value in an economic downturn and increased value during economic upturns and do not encourage our executive officers to take unnecessary and excessive risks. We do not believe that disclosure of our 2012 performance targets is relevant to an understanding of compensation for our 2011 fiscal year.

Due to the strength of the Company’s financial performance in fiscal 2011, the excellent target was achieved for both sales and earnings per share. In general, excellent level bonuses were paid for the non-financial metric based on individual contributions to the Company’s favorable financial results in the continuing challenging economic environment. The maximum average annual cash bonus compensation, as a percentage of base salary, for fiscal 2011 (as well as actual payout) was 53% for all executive officers who participate in the program, including the Named Executive Officers who participate in the program. For comparison purposes, for fiscal 2010, the maximums were 49% for the Named Executive Officers and 42% for all other executives, and the actual payments for the two groups were 26% and 30%, respectively.

Due to Mr. Edwab’s continued significant involvement in the management of the Company, and given his contribution to the successful results achieved by the Company in fiscal 2011, the Compensation Committee awarded Mr. Edwab a cash bonus for fiscal 2011 in the amount of $200,000. Mr. Edwab did not participate in our non-equity incentive bonus program for fiscal 2011.

Equity Awards

We generally grant stock options, deferred stock units (“DSUs”), and restricted stock awards (“RSAs”), or a combination thereof, to our executive officers.

Stock Options

In April 2011, Doug Ewert, Neill Davis, and William Silveira were awarded grants of nonqualified stock options covering 42,867, 34,294, and 10,288 shares, respectively.

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Nonqualified stock options provide executives with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market prices. Since a stock option becomes valuable only if the holder of the option remains employed during the period required for the option to “vest,” stock options provide an incentive for an option holder to remain employed by us. In addition, since a stock option becomes valuable only if our Common Stock price increases above exercise price, stock options link a portion of the employee’s compensation to shareholders’ interests by providing an incentive to make decisions designed to achieve long-term business goals and objectives and thereby maximize the market price of our stock.

Deferred Stock Units and Restricted Stock Awards

In April 2011, awards of 17,895, 14,316, 10,000, and 4,295 DSUs were granted to Doug Ewert, Neill Davis, James Zimmer, and William Silveira, respectively. In addition, a further award of 100,000 DSUs was granted to Doug Ewert on June 15, 2011, in connection with his promotion to Chief Executive Officer of the Company. Also, in February 2011, David Edwab received a grant of 96,800 RSAs pursuant to the terms of his Fourth Amended and Restated Employment Agreement.

DSUs and RSAs are intended to retain executives through vesting periods. A DSU is a commitment by us to issue a share of our Common Stock for each DSU at the time the restrictions in the award agreement lapse. DSUs are generally forfeited upon termination of employment with us if the restrictions outlined in the awards are not met. Any vested shares are fully owned. RSAs provide the opportunity for capital accumulation and more predictable long-term incentive value. RSAs are shares of our Common Stock that are awarded with the restriction that the executive remain with us until the date of vesting. The purpose of granting RSAs is to encourage ownership of our Common Stock by, and retention of, our executives. Any unvested RSAs are generally forfeited once the executive terminates employment.

Recent Changes to 2004 Long-Term Incentive Plan

The Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”) has been recently amended to:

•

provide that if any outstanding awards under the 2004 Plan expire or terminate for any reason, are settled in cash in lieu of shares of stock, or are surrendered, then the shares of stock not delivered pursuant to that award may not be the subject of another award granted under the 2004 Plan, except that such shares may be issued with respect to future grants as part of a compensation package for individuals being hired as employees or becoming an employee in connection with an acquisition, and

•	clarifies the provisions that prohibit cash buy-outs by the Company of awards of stock options or stock appreciation rights granted under the 2004 Plan.

In addition, the Compensation Committee has recently adopted a policy that future awards of DSUs or RSAs granted to Named Executive Officers may not vest more quickly than on a pro-rata basis over three years.

Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees. Executives are generally eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, wellness, pharmacy, dental, vision, life insurance, and accidental death and disability.

We maintain a defined contribution plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code. The plan covers all full-time employees who meet age and service requirements. The plan provides for pre-tax, elective employee contributions with a matching contribution from us.

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Perquisites

Life Insurance Agreement

As discussed below in this proxy statement, we entered into an insurance agreement with George Zimmer pursuant to which we own and pay the premiums on a $4,000,000 policy on Mr. Zimmer’s life but have granted him the right to designate the beneficiaries of the proceeds of the policy, subject to our first being paid the greater of the total amount of the premiums we paid on this policy and the cash value of the policy. As a result of his rights with respect to the policy, George Zimmer had imputed taxable income of $28,978 in 2011, and we paid him an additional $21,414 to offset the income tax owed as a result of such imputed income and such additional payment. Effective for fiscal 2012, we have discontinued reimbursing Mr. Zimmer for the taxes associated with the imputed income.

Airplane Use

George Zimmer is provided with the benefit of using our aircraft for personal air transportation from time to time. In approving Mr. Zimmer’s total compensation package, the Compensation Committee considers the benefit to Mr. Zimmer of his airplane use. The Company does not reimburse Mr. Zimmer for taxes he owes on imputed income resulting from use of the aircraft.

License Agreement

Pursuant to the terms of a License Agreement between George Zimmer and the Company, we have the right to use George Zimmer’s likeness, which is a registered trademark owned by him, in connection with our advertising and marketing for so long as Mr. Zimmer is an employee of the Company for an annual license fee of $10,000. If Mr. Zimmer ceases to be an employee of the Company for any reason, then we would be required to pay Mr. Zimmer or his estate $250,000 per year for four years for the continued license. Thereafter, we will have the option to continue the license on an annual basis for $250,000 a year.

Determination of Compensation

Administration

The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of our employee compensation programs, other than our equity incentive plans. The Compensation Committee (i) reviews and approves annual compensation for officers whose annual base salary plus maximum payout under our annual non-equity cash incentive program is equal to or in excess of $500,000, (ii) reviews the compensation program for all other senior officers as presented to the Compensation Committee by the Chief Executive Officer, and (iii) reviews and approves the annual awards under equity incentive plans to all employees as recommended to the Compensation Committee by management. Individual recommendations other than for the Named Executive Officers are made by an executive group consisting of the Executive Chairman of the Board, President and Chief Executive Officer, Executive Vice President, Executive Vice President and Chief Financial Officer, and Vice Chairman, and are approved by the Chief Executive Officer. Recommendations for the Named Executive Officers are made by the President and Chief Executive Officer.

Relative Size of Major Compensation Elements

In setting Named Executive Officer compensation, the Compensation Committee considers the aggregate compensation payable to the executive and the form of the compensation. The Compensation Committee seeks to achieve an appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. Except for Messrs. Edwab, Ewert and Davis whose equity awards are determined pursuant to the terms of their respective employment agreements, the number of shares granted under equity awards to each executive is made on a discretionary basis, rather than formulaically, by taking into consideration the executive’s position, responsibilities, accomplishments, achievements, and tenure with the Company.

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The Compensation Committee may decide, as appropriate, to modify the mix of base salary, annual awards, and long-term awards to best fit a Named Executive Officer’s specific circumstances. For example, the Executive Chairman of the Board, who holds significant ownership interests in the Company, does not participate in any equity incentive award plan. It is the belief of the Compensation Committee that, given his significant holdings of our Common Stock, incentives through equity awards at this time for George Zimmer would not significantly affect his annual or long-term perspective with respect to equity performance of the Company. However, the Compensation Committee also believes that participation by Mr. Zimmer in our equity incentive award plan would be reasonable and appropriate. Nevertheless, Mr. Zimmer has chosen not to do so. Similarly, in the past Mr. Zimmer has voluntarily requested that the Compensation Committee not increase his base salary or his maximum non-equity incentive bonus although the Compensation Committee believed that it would have been appropriate to do so.

Timing of Compensation Decisions

All elements of executive officer compensation are reviewed and approved on an established schedule, which may vary from year to year, but generally occurs over a 90-day period following our fiscal year end and after a review of financial, operating, and personal objectives with respect to the prior year’s results. By way of example, after the end of fiscal 2011, the Compensation Committee reviewed results and management recommendations and approved base compensation and annual non-equity incentive bonus and equity awards in March 2012. The Compensation Committee may, however, review salaries or equity awards at other times as necessary to address new appointments or promotions or other special circumstances during the year.

Compensation Consultant

In connection with the succession of Doug Ewert to the position of President and Chief Executive Officer in 2011, the Compensation Committee engaged Towers Watson & Co. to advise it with respect to developing an initial compensation arrangement for Mr. Ewert. Towers Watson reported directly to the Compensation Committee and all services provided by Towers Watson were provided to the Compensation Committee. Towers Watson does not provide any non-executive compensation services to us directly or indirectly through affiliates, nor has Towers Watson provided any services to the Company other than those that were related to its engagement as independent consultant to the Compensation Committee.

Impact of Accounting and Tax Treatment

In recognizing share-based compensation, we follow the provisions of the authoritative guidance regarding share-based awards. This guidance establishes fair value as the measurement objective in accounting for stock awards and requires the application of a fair value based measurement method in accounting for compensation cost, which is recognized over the requisite service period. We use the Black-Scholes option pricing model to estimate the fair value of stock options on the date of grant. The fair value of RSAs and DSUs is determined based on the number of shares granted and the quoted price of our Common Stock on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period. For grants that are subject to pro-rata vesting over a service period, we recognize expense on a straight-line basis over the requisite service period for the entire award.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) that may be deducted by us in any year unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. The Compensation Committee believes that the compensation payable in excess of this amount for the Named Executive Officers will not result in any material loss of tax deductions.

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Section 409A of the Internal Revenue Code provides that deferrals of compensation under a nonqualified deferred compensation plan for all taxable years are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We structure any deferred compensation arrangements to be in compliance with section 409A of the Internal Revenue Code.

Change in Control Agreements

The Compensation Committee believes that change in control arrangements have important characteristics and value, particularly in the current economic environment. For example, executives often look to change in control agreements to provide protection for lost professional opportunities in the event of a change in control and consequently assign significant value to them. The Compensation Committee believes that our current change in control arrangements protect shareholder interests by retaining management should periods of uncertainty arise. Because our change in control arrangements are structured to serve the above purpose and because change in control agreements represent a contractual obligation of our Company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing change in control agreements.

The Company has entered into change in control agreements with each of our executives, including the Named Executive Officers. The benefits payable under these arrangements in certain circumstances are disclosed below on pages 43 through 49. These agreements generally provide that if a change in control occurs and we fail to extend the executive’s agreement or terminate the executive’s employment without cause or if the executive terminates his or her employment for good reason, the executive will receive an amount equal to two times the sum of the executive’s base salary plus an amount equal to the maximum annual performance bonus in the fiscal year in which a change in control occurs or the immediately preceding fiscal year, whichever is higher, plus basic benefits as more fully described in the change in control agreement.

Clawback Provisions

Under Employment Agreements

As discussed later in this proxy statement, both Mr. Ewert’s and Mr. Davis’s employment agreements provide that if it is determined that Mr. Ewert or Mr. Davis, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect us, then some or all (A) benefits payable or to be provided, or previously paid or provided, to him under his employment agreement or (B) cash bonuses paid to him by us on or after the date of his employment agreement, or equity awards granted to him by us that vest, on or after the date of his employment agreement will be forfeited to us. For additional discussion regarding these clawback provisions, including those acts which could trigger such a forfeiture, see the discussion regarding their respective employment agreements under “Employment Agreements” below.

Under Change in Control Agreements

The change in control agreements with each of our executives also contain clawback provisions which provide that in the event that it is determined that an executive, before or after the termination of his or her employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all of such executive’s awards (including cash bonuses paid to such executive by us or equity awards that vest after the effective date of the executive’s change in control agreement) will be forfeited to us. For additional discussion regarding these clawback provisions, including those acts which could trigger such a forfeiture, see the discussion under “Potential Payments Upon Termination or Change in Control – Change in Control Agreements” below.

Executive Officer Equity Ownership

At its meeting in March 2011, the Board of Directors established a guideline for equity ownership by Named Executive Officers. These guidelines are designed to further strengthen and align Company

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leadership with shareholders’ interests and to enhance shareholder value over the long term. Under the guideline, each Named Executive Officer is expected to hold equity interests in the form of common stock, RSAs, or DSUs having an aggregate equity value of at least two and one half times his or her base salary by the later of five years after becoming a Named Executive Officer and April 30, 2016. Failure to achieve the guideline will be taken into consideration by the Compensation Committee in determining compensation for the Named Executive Officer. As of the end of fiscal 2011, all of the Named Executive Officers have achieved their required ownership levels, except Mr. Silveira, who has until 2017 to meet the required ownership guidelines. In March 2012, the Compensation Committee approved an increase in the equity ownership requirement for the Chief Executive Officer to require him to hold equity interests in the form of common stock, restricted stock or deferred stock units having an aggregate equity value of at least three times his base salary. Mr. Ewert currently meets this increased ownership requirement.

In addition, in March 2012, the Compensation Committee adopted a requirement that award agreements for future equity grants to a Named Executive Officer contain a requirement that if a person is a Named Executive Officer at the time of vesting of his or her RSAs or DSUs or upon exercise of his or her stock options and such person is not then in compliance with the then existing equity ownership guidelines for Named Executive Officers described in the previous paragraph, then 50% of the vested or acquired shares must be retained until the person meets the equity ownership guidelines. In addition, in March 2012, the Board of Directors also approved a change to the Company’s insider trading policies to prohibit our directors, officers and employees from hedging equity positions in our Common Stock arising from equity compensation awards.

Pension Plans and Retirement Plans

We do not maintain defined benefit pension plans or supplemental executive retirement plans nor do we have any defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

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Summary Compensation Table

The following table sets forth certain information regarding compensation paid in respect of our fiscal year ended January 28, 2012 to each individual who served as our Chief Executive Officer or Chief Financial Officer during the year as well as the next three most highly compensated executive officers (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
George Zimmer(5) Executive Chairman of the Board	2011	932,000	—		—		—	200,000	—	626,177	(6)(7)	1,758,177
	2010	932,000	—		—		—	100,000	—	939,804	(6)(7)	1,971,804
	2009	956,231	—		—		—	66,000	—	476,680	(6)(8)	1,498,911
Douglas S. Ewert(5) President and Chief Executive Officer	2011	588,558	—		3,629,986		500,001	600,000	—	36,936	(7)(9)	5,355,481
	2010	505,770	—		302,250		—	175,000	—	12,789	(7)(9)	995,809
	2009	498,558	—		232,300		—	115,500	—	8,658	(8)(9)	855,016
Neill P. Davis Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer	2011	442,308	—		399,989		400,005	350,000	—	12,171	(7)(9)	1,604,473
	2010	396,923	—		241,800		—	150,000	—	8,708	(9)	797,431
	2009	398,846	—		—		—	99,000	—	6,167	(8)(9)	504,013

David H. Edwab Vice Chairman of the Board	2011	395,000	200,000	(10)	2,688,136	(11)	—	—	—	48,048	(7)(9)	3,331,184
James E. Zimmer Senior Vice President – Merchandising	2011	338,462	—		279,400		—	100,000	—	30,853	(9)	748,715
	2010	321,443	—		—		—	83,300	—	19,855		424,588
	2009	75,057	—		—		257,786	23,100	—	14,672		370,615
William C. Silveira Executive Vice President – Manufacturing	2011	326,921	—		119,999		120,002	150,000	—	5,563	(7)(9)	722,485

(1)	Represents salary for 52 weeks in 2011, 2010 and 2009 fiscal years, respectively.
(2)

Represents aggregate grant date fair value of award computed in accordance with FASB ASC topic 718 (for additional information, see Note 9 of Notes to Consolidated Financial Statements including in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012).

(3)	Represents bonuses paid pursuant to our non-equity incentive bonus program.
(4)	Includes forfeitures and dividend allocation to the ESOP account of the Named Executive Officer in the indicated fiscal year.
(5)

As part of an announced succession plan, on June 15, 2011, Doug Ewert became Chief Executive Officer of the Company. George Zimmer, the Company’s previous Chief Executive Officer, remains the Company’s Executive Chairman of the Board. In connection therewith, Mr. Ewert received a one-time grant of 100,000 DSUs that vest over three years. This grant accounts for $3,130,000 of the amount shown under the Stock Awards and Total columns.

(6)

Includes $28,978, $25,238, and $23,076 paid in 2011, 2010, and 2009, respectively, as a result of imputed income in connection with insurance premiums (see “Life Insurance Agreement”); $21,414, $18,650, and $17,053 paid in 2011, 2010, and 2009, respectively, in related tax gross up payments, which have been terminated effective for 2012; $284,168, $224,293, and $127,917 paid in 2011, 2010, and 2009, respectively, in incremental cost for George Zimmer’s personal use of the corporate aircraft; $243,730, $643,966, and $288,245 paid in 2011, 2010, and 2009, respectively, for lost Company tax benefits from disallowed deductions associated with George Zimmer’s personal use of the corporate aircraft and $10,000 paid in 2011 in connection with the annual license fee to the George Zimmer 1988 Living Trust (see “Certain Relationships and Related Transactions – Transactions with Related Persons”).

(7)	Includes $200 Company matching contribution to the 401(k) Saving Plan account of the Named Executive Officer.

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(8)	Includes $100 Company matching contribution to the 401(k) Saving Plan account of the Named Executive Officer.
(9)	Includes amount of dividend or dividend equivalent payment on unvested RSAs or DSUs paid to the Named Executive Officer in the indicated fiscal year.
(10)	Represents special bonus paid to Mr. Edwab in the indicated fiscal year.
(11)	In connection with the amendment and extension of Mr. Edwab’ employment agreement he received a one-time award of 96,800 RSAs that vest over five years.

Employment Agreements

Douglas S. Ewert

In anticipation of his appointment as Chief Executive Officer of the Company, on April 13, 2011, we entered into an employment agreement with Doug Ewert, President and Chief Executive Officer of the Company. The initial term of Mr. Ewert’s employment agreement shall be for a period of three years and thereafter shall automatically be extended for successive twelve-month periods unless either we or Mr. Ewert gives written notice of an election not to extend the employment agreement not less than 180 days prior to the end of the initial employment period and 90 days prior to the end of any extended employment period. Under Mr. Ewert’s employment agreement, we agreed, among other things, to:

•	pay Mr. Ewert an annual base salary of $605,000;

•

provide Mr. Ewert an opportunity to earn an annual cash bonus each fiscal year in accordance with the terms of our annual cash bonus program for executive officers for such fiscal year based on the achievement of performance objectives as may be established from time to time by our Board of Directors or a committee thereof; provided, that Mr. Ewert’s target bonus shall not be less than $600,000 for any given year (though the actual bonus paid may be greater or lesser than the target bonus and shall be determined consistent with the criteria set for our other senior management executives by the Board or a committee thereof, based on such factors as it may determine) and the actual bonus paid to Mr. Ewert in each fiscal year shall not be less than an amount equal to $1,005,000 minus all other cash compensation paid to Mr. Ewert for such fiscal year;

•	provide life, accident, disability and health insurance coverage, and certain other benefits provided to our senior management executives; and

•

on the first day of Mr. Ewert’s employment as Chief Executive Officer and President (which was June 15, 2011), issue to him 100,000 deferred stock units, which shall vest in two equal installments of 33,333 units on the first and second anniversary dates of the date of grant and in an installment of 33,334 on the third anniversary date of the date of grant, provided that Mr. Ewert’s employment with us has not terminated prior to the applicable vesting date; additionally, Mr. Ewert shall receive annual awards of restricted stock, deferred stock units, or stock options, or some combination thereof, having a value equal to $1,000,000.

We may terminate Mr. Ewert’s employment under his employment agreement for “cause”. Under Mr. Ewert’s employment agreement, “cause” is limited to Mr. Ewert’s:

•	conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);

•	willful refusal without proper legal cause to perform, or gross negligence in performing, his duties and responsibilities;

•	material breach of fiduciary duty to us through the misappropriation of Company funds or property or through fraud;

•

material breach or default of his obligations or agreements under his employment agreement or any other agreement with us containing restrictive covenants or willful failure to follow in any material respect the lawful directions or policies of the Board; or

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•	unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

If we terminate Mr. Ewert for cause, or if Mr. Ewert terminates his employment with us without “good reason” (as defined below) or he chooses not to renew his employment agreement at the end of the current term or any extended term, we will pay all amounts owed to Mr. Ewert under his employment agreement through the date of termination and any other benefits which may be owing in accordance with our policies or applicable law, which will satisfy all of our obligations under his employment agreement.

If we terminate Mr. Ewert’s employment without “cause” or Mr. Ewert terminates his employment for “good reason” or if we notify Mr. Ewert that we do not intend to extend his employment under his employment agreement at the end of the current term or any extended term, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•	we will be required to pay Mr. Ewert:

¡	a lump sum payment of all amounts owed through the date of termination,

¡

a lump sum payment in cash equal to Mr. Ewert’s full target bonus for our fiscal year ending contemporaneously with or immediately following the date of termination, to be paid on the April 15th immediately following the end of our fiscal year bonus period to which such target bonus relates, and

¡	a lump sum payment in cash equal to two times the target bonus, also to be paid on the April 15th immediately following the end of our fiscal year bonus period to which the target bonus relates;

•	Mr. Ewert will continue to receive his annual base salary through the two year anniversary of the termination date; and

•

all options to acquire securities of the Company held by Mr. Ewert immediately prior to his termination date that would have vested if his employment continued for two years after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Ewert immediately prior to his termination date that would have lapsed if his employment continued for two years after the termination date shall be removed.

Under Mr. Ewert’s employment agreement, “good reason” means:

•	a material reduction in Mr. Ewert’s status, title, position or responsibilities;

•	a reduction in Mr. Ewert’s annual base salary below $605,000 or annual cash compensation below $1,005,000;

•	a reduction in the value of Mr. Ewert’s annual equity grants below $1,000,000;

•	any material breach by us of the employment agreement;

•	any purported termination of Mr. Ewert’s employment for cause which does not comply with the terms of the employment agreement; or

•

a mandatory relocation of Mr. Ewert’s employment with us more than twenty-five (25) miles from the office of the Company where he is principally employed and stationed as of the date of the employment agreement, except for travel reasonably required in the performance of his duties and responsibilities;

provided, however, that no termination shall be for good reason until Mr. Ewert has provided us with written notice of the conduct alleged to have caused good reason and at least thirty (30) days have elapsed after our receipt of such written notice from Mr. Ewert, during which we have failed to cure any such alleged conduct.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	32

If Mr. Ewert’s employment is terminated as a result of his death, then, in addition to any other benefits which may be owing in accordance with our plans and policies, we will be required to:

•	pay to Mr. Ewert’s estate:

¡	a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Ewert’s death and (B) any accrued vacation pay earned by Mr. Ewert, and

¡

a lump sum payment in cash equal to the number of days in our fiscal year up to and including the date of Mr. Ewert’s death divided by the total number of days in our fiscal year multiplied by Mr. Ewert’s bonus earned for our fiscal year ending contemporaneously with or immediately following the date of his death as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such death occurs in accordance with the Board’s determination policies then in effect; provided that the bonus shall not be less than an amount equal to the pro rata fraction times the positive difference between $1,005,000 and his annual base salary; and

•

all options to acquire securities of the Company held by Mr. Ewert immediately prior to his termination date that would have vested if his employment continued for two years after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Ewert immediately prior to his termination date that would have lapsed if his employment continued for two years after the termination date shall be removed.

If Mr. Ewert’s employment is terminated because of his permanent disability, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•	we will be required to pay Mr. Ewert:

¡	a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Ewert’s termination of employment and (B) any accrued vacation pay earned by Mr. Ewert, and

¡

a lump sum payment in cash equal to the number of days in our fiscal year up to and including his termination date divided by the total number of days in our fiscal year multiplied by Mr. Ewert’s bonus earned for our fiscal year ending contemporaneously with or immediately following the termination date as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such termination occurs in accordance with the Board’s determination policies then in effect; provided that the bonus shall not be less than an amount equal to the pro rata fraction times the positive difference between $1,000,000 and his annual base salary, and

•

all options to acquire securities of the Company held by Mr. Ewert immediately prior to his termination date that would have vested if his employment continued for two years after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Ewert immediately prior to his termination date that would have lapsed if his employment continued for two years after the termination date shall be removed.

If Mr. Ewert’s employment agreement is terminated as a result of his death or permanent disability, or by us without cause, by our non-renewal of his employment agreement or by Mr. Ewert for good reason, we shall arrange to provide Mr. Ewert and his spouse and eligible dependents who were covered under our group health plan on the date of his termination and who in the case of eligible dependents continue to be eligible dependents, group health plan coverage until Mr. Ewert reaches age 65, or in the case of a termination as a result of Mr. Ewert’s death or permanent disability, until Mr. Ewert’s spouse reaches age 65. Such coverage will be substantially similar to that provided to our executive officers during such period and at the same cost as if Mr. Ewert remained an executive

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	33

officer of the Company during such period. Subject to Mr. Ewert’s group health plan coverage continuation rights under section 4980B of the Internal Revenue Code, the continuation of medical benefits shall be reduced to the extent benefits of the same type are received by Mr. Ewert, his spouse, or any eligible dependent from any other person during such period.

Certain of the payments to be made to Mr. Ewert under his employment agreement may be deferred in order to comply with the requirements of section 409A of the Internal Revenue Code.

Under his employment agreement, Mr. Ewert has agreed not to compete with us during the term thereof and for any period in which he is receiving payments or benefits from us under his employment agreement (other than the continuation of medical benefits).

Finally, Mr. Ewert’s employment agreement provides that in the event that (i) prior to a change in control of the Company, the Board determines by a majority vote, or (ii) following a change in control of the Company, a court of competent jurisdiction determines by a final, non-appealable order, that Mr. Ewert, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect us, then some or all (A) benefits payable or to be provided, or previously paid or provided, to Mr. Ewert under his employment agreement or (B) cash bonuses paid to Mr. Ewert by us on or after the date of his employment agreement, or equity awards granted to Mr. Ewert by us that vest, on or after the date of his employment agreement will be forfeited to us on such terms as determined by the Board or the final, non-appealable order of a court of competent jurisdiction. Those acts which could trigger such a forfeiture include:

•	fraud, embezzlement, theft, felony, or an act of dishonesty in the course of Mr. Ewert’s employment with us or any of our affiliates;

•	knowingly causing or assisting in causing us or one of our subsidiaries to engage in criminal misconduct;

•	if Mr. Ewert knew or should have known in the reasonable exercise of his duties that we were publicly releasing financial statements of the Company that were materially misstated and misleading;

•	disclosing trade secrets of the Company or an affiliate and such action materially and adversely affected us; or

•

violating the terms of any non-competition, non-disclosure, or similar agreement with respect to us or any of our affiliates to which Mr. Ewert is a party and such action materially and adversely affected us.

Neill P. Davis

On April 18, 2011, we entered into an employment agreement with Neill P. Davis, Executive Vice President and Chief Financial Officer of the Company. The initial term of Mr. Davis’s employment agreement shall be for a period of three years and thereafter shall automatically be extended for successive twelve-month periods unless either we or Mr. Davis gives written notice of an election not to extend the employment agreement not less than 180 days prior to the end of the initial employment period and 90 days prior to the end of any extended employment period. Under Mr. Davis’s employment agreement, we agreed, among other things, to:

•	pay Mr. Davis an annual base salary of $450,000;

•

provide Mr. Davis an opportunity to earn an annual cash bonus each fiscal year in accordance with the terms of our annual cash bonus program for executive officers for such fiscal year based on the achievement of performance objectives as may be established from time to time by the Board or a committee thereof; provided, that Mr. Davis’s target bonus shall not be less than $350,000 for any given year (though the actual bonus paid may be greater or lesser than the target bonus and shall be determined consistent with the criteria set for our other senior management executives by the Board or a committee thereof, based on such factors as it may determine);

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	34

•	provide life, accident, disability and health insurance coverage, and certain other benefits provided to our senior management executives; and

•	Mr. Davis shall receive annual awards of restricted stock, deferred stock units or stock options, or some combination thereof, having a value equal to $800,000.

We may terminate Mr. Davis’s employment under his employment agreement for “cause”. Under Mr. Davis’s employment agreement, “cause” is limited to Mr. Davis’s:

•	conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);

•	willful refusal without proper legal cause to perform, or gross negligence in performing, his duties and responsibilities;

•	material breach of fiduciary duty to us through the misappropriation of Company funds or property or through fraud;

•

material breach or default of his obligations or agreements under the employment agreement or any other agreement with us containing restrictive covenants or willful failure to follow in any material respect the lawful directions or policies of the Board; or

•	unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

If we terminate Mr. Davis for cause, or if Mr. Davis terminates his employment with us without “good reason” (as defined below) or he chooses not to renew his employment agreement at the end of the current term or any extended term, we will pay all amounts owed to Mr. Davis under his employment agreement through the date of termination and any other benefits which may be owing in accordance with our policies or applicable law, which will satisfy all of our obligations under the employment agreement.

If we terminate Mr. Davis’s employment without “cause” or Mr. Davis terminates his employment for “good reason” or if we notify Mr. Davis that we do not intend to extend his employment under his employment agreement at the end of the current term or any extended term, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•	we will be required to pay Mr. Davis:

¡	a lump sum payment of all amounts owed through the date of termination,

¡

a lump sum payment in cash equal to Mr. Davis’s full target bonus for our fiscal year ending contemporaneously with or immediately following the date of termination, to be paid on the April 15th immediately following the end of our fiscal year bonus period to which such target bonus relates, and

¡	an additional lump sum payment in cash equal to the target bonus, to be paid on the April 15th immediately following the end of our fiscal year bonus period to which the target bonus relates;

•	Mr. Davis will continue to receive his annual base salary through the first year anniversary of the termination date; and

•

all options to acquire securities of the Company held by Mr. Davis immediately prior to his termination date that would have vested if his employment continued for one year after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Davis immediately prior to his termination date that would have lapsed if his employment continued for one year after the termination date shall be removed.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	35

Under Mr. Davis’s employment agreement, “good reason” means:

•	a material reduction in Mr. Davis’s status, title, position or responsibilities;

•	a reduction in Mr. Davis’s annual base salary below $450,000;

•	a reduction in the value of Mr. Davis’s annual equity grants below $800,000;

•	any material breach by us of the employment agreement;

•	any purported termination of Mr. Davis’s employment for cause which does not comply with the terms of the employment agreement; or

•

a mandatory relocation of Mr. Davis’s employment with us more than twenty-five (25) miles from the office of the Company where he is principally employed and stationed as of the date of the employment agreement, except for travel reasonably required in the performance of his duties and responsibilities;

provided, however, that no termination shall be for good reason until Mr. Davis has provided us with written notice of the conduct alleged to have caused good reason and at least thirty (30) days have elapsed after our receipt of such written notice from Mr. Davis, during which we have failed to cure any such alleged conduct.

If Mr. Davis’s employment is terminated as a result of his death, then, in addition to any other benefits which may be owing in accordance with our plans and policies, we will be required to:

•	pay to Mr. Davis’s estate:

¡	a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Davis’s death and (B) any accrued vacation pay earned by Mr. Davis, and

¡

a lump sum payment in cash equal to the number of days in our fiscal year up to and including the date of Mr. Davis’s death divided by the total number of days in our fiscal year multiplied by Mr. Davis’s bonus earned for our fiscal year ending contemporaneously with or immediately following the date of his death as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such death occurs in accordance with the Board’s determination policies then in effect; and

•

all options to acquire securities of the Company held by Mr. Davis immediately prior to his termination date that would have vested if his employment continued for one year after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Davis immediately prior to his termination date that would have lapsed if his employment continued for one year after the termination date shall be removed.

If Mr. Davis’s employment is terminated because of his permanent disability, then, in addition to any other benefits which may be owing in accordance with our plans and policies:

•	we will be required to pay Mr. Davis:

¡	a lump sum payment in cash equal to (A) annual base salary earned through the date of Mr. Davis’s termination of employment and (B) any accrued vacation pay earned by Mr. Davis, and

¡

a lump sum payment in cash equal to the number of days in our fiscal year up to and including his termination date divided by the total number of days in our fiscal year multiplied by Mr. Davis’s bonus earned for our fiscal year ending contemporaneously with or immediately following the termination date as reasonably determined by the Board or a committee thereof after the end of our fiscal year in which such termination occurs in accordance with the Board’s determination policies then in effect; and

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	36

•

all options to acquire securities of the Company held by Mr. Davis immediately prior to his termination date that would have vested if his employment continued for one year after the termination date shall become fully exercisable, and all restrictions on any restricted stock or deferred stock units of the Company held by Mr. Davis immediately prior to his termination date that would have lapsed if his employment continued for one year after the termination date shall be removed.

If Mr. Davis’s employment agreement is terminated as a result of Mr. Davis’s death or permanent disability, or by us without cause, by our non-renewal of the employment agreement or by Mr. Davis for good reason, we shall arrange to provide Mr. Davis and his spouse and eligible dependents who were covered under our group health plan on the date of his termination and who in the case of eligible dependents continue to be eligible dependents, group health plan coverage until Mr. Davis reaches age 65, or in the case of a termination as a result of Mr. Davis’s death or permanent disability, until Mr. Davis’s spouse reaches age 65. Such coverage will be substantially similar to that provided to our executive officers during such period and at the same cost as if Mr. Davis remained an executive officer of the Company during such period. Subject to Mr. Davis’s group health plan coverage continuation rights under section 4980B of the Internal Revenue Code, the continuation of medical benefits shall be reduced to the extent benefits of the same type are received by Mr. Davis, his spouse, or any eligible dependent from any other person during such period.

Certain of the payments to be made to Mr. Davis under his employment agreement may be deferred in order to comply with the requirements of section 409A of the Internal Revenue Code.

Under his employment agreement, Mr. Davis has agreed not to compete with us during the term thereof and for any period in which he is receiving payments or benefits from us under his employment agreement (other than the continuation of medical benefits).

Finally, Mr. Davis’s employment agreement provides that in the event that (i) prior to a change in control of the Company, the Board determines by a majority vote, or (ii) following a change in control of the Company, a court of competent jurisdiction determines by a final, non-appealable order, that Mr. Davis, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect us, then some or all (A) benefits payable or to be provided, or previously paid or provided, to Mr. Davis under his employment agreement or (B) cash bonuses paid to Mr. Davis by us on or after the date of his employment agreement, or equity awards granted to Mr. Davis by us that vest, on or after the date of his employment agreement will be forfeited to us on such terms as determined by the Board or the final, non-appealable order of a court of competent jurisdiction. Those acts which could trigger such a forfeiture include:

•	fraud, embezzlement, theft, felony, or an act of dishonesty in the course of Mr. Davis’s employment with us or any of our affiliates;

•	knowingly causing or assisting in causing us or one of our subsidiaries to engage in criminal misconduct;

•	if Mr. Davis knew or should have known in the reasonable exercise of his duties that we were publicly releasing financial statements of the Company that were materially misstated and misleading;

•	disclosing trade secrets of the Company or an affiliate and such action materially and adversely affected us; or

•

violating the terms of any non-competition, non-disclosure, or similar agreement with respect to us or any of our affiliates to which Mr. Davis is a party and such action materially and adversely affected us.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	37

David H. Edwab

On November 5, 2010, we entered into a Fourth Amended and Restated Employment Agreement with David H. Edwab, Vice Chairman of the Company, for a term extending through February 5, 2013, which will be automatically extended for successive one year terms unless the requisite prior written notice is provided by Mr. Edwab or the Company; provided, however, that in any event his employment agreement will terminate on February 5, 2016. Under Mr. Edwab’s employment agreement we agreed, among other things, to:

•	pay Mr. Edwab an annual salary of $300,000 through our 2010 fiscal year end and $395,000 per year thereafter; and

•

provide disability and medical insurance coverage and certain other benefits provided to other employees; provided, however, that Mr. Edwab’s participation in our annual cash bonus program for executive officers or, except as set forth below, grants and awards under our key employee equity incentive plans, if any, shall be wholly at our discretion.

We may terminate Mr. Edwab’s employment under his employment agreement for “cause”, in which event we will pay all amounts owed to Mr. Edwab under his employment agreement through the date of termination, which will satisfy all of our obligations under his employment agreement. Under Mr. Edwab’s employment agreement, “cause” is limited to Mr. Edwab’s

•	conviction of or a plea of nolo contendere to the charge of a felony (which, through the lapse of time or otherwise, is not subject to appeal);

•	willful refusal without proper legal cause to perform, or gross negligence in performing, his duties and responsibilities after 30 days written notice and an opportunity to cure;

•	material breach of fiduciary duty to us through the misappropriation of Company funds or property; or

•	unauthorized absence from work (other than for sick leave or personal disability) for a period of 60 working days or more during a period of 90 working days.

If we terminate Mr. Edwab’s employment without “cause” or Mr. Edwab terminates his employment for “good reason” (defined below) or if we notify Mr. Edwab that we do not intend to extend his employment under his employment agreement at the end of the current term or any extended term, then:

•	we will be required to pay Mr. Edwab:

¡	all amounts owed through the date of termination,

¡

an amount equal to the monthly life insurance premiums applicable to Mr. Edwab’s coverage though the Company’s life insurance plan through the earlier of February 6, 2016 or two years following the date of termination, and

¡

an amount equal to the employer contributions that would have been credited to Mr. Edwab’s retirement accounts under certain of the Company’s plans until the earlier of February 6, 2016 or two years following the date of termination (provided we are still making employer contributions to any such plan on the date of termination),

•	Mr. Edwab will continue to receive:

¡	his annual salary to which he is entitled under his employment agreement until the earlier of February 6, 2016 or two years following the date of termination and

¡

weekly installment payments equal of $1,250 beginning on the earlier of February 6, 2016 or two years following the date of termination and ending when Mr. Edwab reaches age 65, at which time our interest in the insurance policies referred to and covered by the split-dollar life insurance agreements between the Company and Mr. Edwab described above (the “Split Dollar Policies”) will be assigned to Mr. Edwab, and

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	38

•	until Mr. Edwab reaches age 65, we will be required to arrange to provide Mr. Edwab and his dependents medical insurance benefits.

Under Mr. Edwab’s employment agreement, “good reason” means

•	removal, without Mr. Edwab’s written consent, from the office of Vice Chairman of the Board or a material reduction in his authority or responsibilities (other than a removal for “cause”) or

•	we otherwise commit a material breach of the employment agreement.

If Mr. Edwab’s employment is terminated as a result of his death, then we will be required to:

•

pay to Mr. Edwab’s estate all amounts owed to Mr. Edwab through the date of termination and an amount equal to the employer contributions that would have been credited to Mr. Edwab’s retirement accounts under certain of the Company’s plans until the earlier of February 6, 2016 or two years following the date of Mr. Edwab’s death (provided we are still making employer contributions to any such plan on the date of his death) and

•	arrange to provide Mr. Edwab’s dependents medical insurance benefits until the date on which Mr. Edwab would have turned 65.

If Mr. Edwab’s employment is terminated because of his permanent disability, then:

•	we will be required to pay Mr. Edwab:

¡	all amounts owed through the date of termination,

¡

an amount equal to the monthly life insurance premiums applicable to Mr. Edwab’s coverage though the Company’s life insurance plan through the earlier of February 6, 2016 or two years following the date of termination and

¡

an amount equal to the employer contributions that would have been credited to Mr. Edwab’s retirement accounts under certain of the Company’s plans until the earlier of February 6, 2016 or two years following the date of termination (provided we are still making employer contributions to any such plan on the date of termination),

•	Mr. Edwab will continue to receive his annual salary to which he is entitled under his employment agreement until the earlier of February 6, 2016 or two years following the date of termination,

•	until Mr. Edwab reaches age 65, we will be required to arrange to provide Mr. Edwab and his dependents medical insurance benefits, and

•	we will assign our interest in the Split Dollar Policies to Mr. Edwab.

If Mr. Edwab’s employment agreement is not terminated before February 6, 2016, then thereafter and until Mr. Edwab reaches age 65, we will arrange to provide Mr. Edwab and his dependents medical insurance benefits, make weekly cash installment payments of $1,250 to Mr. Edwab, and when Mr. Edwab reaches age 65, we will assign our interest in the Split Dollar Policies to Mr. Edwab.

If Mr. Edwab voluntarily terminates his employment at any time after February 6, 2013 and before February 6, 2016, we will assign our interest in the Split Dollar Policies to Mr. Edwab.

Certain of the payments to be made to Mr. Edwab under his employment agreement may be deferred in order to comply with the requirements of section 409A of the Internal Revenue Code.

Under his employment agreement, Mr. Edwab has agreed not to compete with us during the term thereof and for a period of one year thereafter. However, Mr. Edwab may render services for compensation and engage in other business activities; provided, that (i) rendering such services or engaging in such activities does not violate the non-competition provisions of his employment agreement and (ii) Mr. Edwab must continue to devote more of his working time to us than to any other single business or group of related businesses.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	39

Pursuant to the terms of his employment agreement, we agreed to grant to Mr. Edwab, on February 5, 2011, 96,800 restricted shares of our Common Stock under the 1996 Plan, which will vest with respect to 19,360 shares initially covered thereby on February 5th of each year from 2012 through 2016. In the event of termination of Mr. Edwab’s employment, other than for cause or by reason of voluntary termination, a portion of the unvested shares of restricted stock will immediately vest. In addition, in the event of termination of Mr. Edwab’s employment for cause or by reason of voluntary termination, all unvested shares of such restricted stock will immediately terminate.

Life Insurance Agreement

In June 2006, we entered into a life insurance agreement with George Zimmer pursuant to which we granted to Mr. Zimmer the right to select the settlement option for payment of the death benefits and the beneficiaries to receive certain of the proceeds to be paid upon his death under a $4,000,000 policy which we maintain on his life. We will continue to pay the premiums due on this policy, a portion of which is additional compensation to Mr. Zimmer. We are the sole owner of the policy and at the time of George Zimmer’s death we have the right to receive a portion of the death benefit equal to the greater of the total amount of the premiums paid under the policy or the cash value of the policy (excluding certain charges and reductions, including but not limited to indebtedness outstanding against such policy and interest related thereto). The balance of the death benefit, if any, will be provided to the beneficiaries named by George Zimmer.

Employee Equity Incentive Plans

We maintain The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan (the “1996 Plan”) and the 2004 Plan (together with the 1996 Plan, the “Plans”) for the benefit of our full-time key employees. The 1996 Plan set aside 2,775,000 shares of our Common Stock for issuance in connection with awards granted thereunder; however, no shares of our Common Stock remain available for grants of future awards under the 1996 Plan. Under the 2004 Plan, awards covering up to 4,610,059 shares of our Common Stock may be granted. The Plans are administered by the Compensation Committee and provide for the grant of options (both incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, deferred stock units, performance stock awards, performance units, cash-based awards, and other stock-based awards. The individuals eligible to participate in the Plans are those full-time key employees, including officers and employee directors, as the committee may determine from time to time; however, George Zimmer and James Zimmer were not eligible to participate in the 1996 Plan.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	40

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding grants of plan-based awards made during the fiscal year ended January 28, 2012 to each of the Named Executive Officers:

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
		Threshold ($)	Target ($)	Maximum ($)(2)	Threshold ($)	Target ($)	Maximum ($)
George Zimmer	4/6/2011	—	—	200,000	—	—	—	—	—	—	—
Douglas S. Ewert	4/6/2011	—	—	600,000	—	—	—	—	—	—	—
	4/6/2011	—	—	—	—	—	—	17,895(3)	—	—	499,986
	4/6/2011	—	—	—	—	—	—	—	42,867	27.94	500,001
	6/15/2011	—	—	—	—	—	—	100,000(4)	—	—	3,130,000
Neill P. Davis	4/6/2011	—	—	350,000	—	—	—	—	—	—	—
	4/6/2011	—	—	—	—	—	—	14,316(3)	—	—	399,989
	4/6/2011	—	—	—	—	—	—	—	34,294	27.94	400,005
David H. Edwab	2/5/2011	—	—	—	—	—	—	96,800(5)	—	—	2,688,136
James E. Zimmer	4/6/2011	—	—	100,000	—	—	—	—	—	—	—
	4/6/2011	—	—	—	—	—	—	10,000(3)	—	—	279,400
William C. Silveira	4/6/2011	—	—	150,000	—	—	—	—	—	—	—
	4/6/2011	—	—	—	—	—	—	4,295(3)	—	—	120,002
	4/6/2011	—	—	—	—	—	—	—	10,288	27.94	119,999

(1)	Represents the date when the Compensation Committee approved the targets for the executive officers’ annual cash incentive bonus program or approved the equity grant to such Named Executive Officer.
(2)

Relates to our ongoing bonus program in which executive officers participate annually. The criteria for determining the amount of each Named Executive Officer’s bonus is based on: (i) the Company attaining sales goals, (ii) the Company attaining net income goals, and (iii) the officer attaining personal goals. Each of the first two criteria is quantitative, while the third criterion is subjective. Each criterion carries equal weight and accounts for one-third of the possible payout. Two different thresholds exist for each of the three criteria - good and excellent. An executive receives one-sixth of the payout if the “good” threshold of a particular criterion is met and receives the entire one-third payout if the “excellent” threshold is achieved. As an example, Mr. Zimmer’s maximum target bonus is $200,000, and if he achieved the good level of only one of the criteria he would receive $33,333 which would be the lowest bonus level and if he achieved the good level of all the criteria he would receive $100,000 which would be one-half of the maximum bonus level. The qualitative assessment of each Named Executive Officer’s individual performance is made by the Compensation Committee primarily based on the views and recommendations of the Chief Executive Officer in the case of the Named Executive Officers other than himself. Threshold levels for “good” financial criteria are based on minimum performance objectives that the Chief Executive Officer sets at the beginning of a year and take into consideration the Company’s operating and growth plans for the coming year and are generally considered to be obtainable that year. The “excellent” threshold targets are typically representative of a substantial increase over the “good” threshold and, in most years, these thresholds are typically not achieved. For actual amounts paid to the Named Executive Officers pursuant to these grants under the bonus program, see the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

(3)	Represents DSUs granted to these individuals on April 6, 2011. Each grant vests in equal installments on each of April 13, 2012, 2013 and 2014.
(4)

Represents a one-time grant of DSUs received by Mr. Ewert in accordance with the terms of his employment agreement upon his becoming the Company’s Chief Executive Officer on June 15, 2011 (see “Executive Compensation – Employment Agreements – Douglas S. Ewert”). The grant vests in equal installments on each of June 15, 2012, 2013 and 2014.

(5)

Represents RSAs granted to Mr. Edwab on February 5, 2011 in accordance with the terms of his Fourth Amended and Restated Employment Agreement (see “Executive Compensation – Employment Agreements – David H. Edwab”). The grant vests in equal installments on each of February 5, 2012, 2013, 2014, 2015 and 2016.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	41

(6)	Represents stock options granted to these individuals on April 6, 2011. Each grant vests in equal installments on each of April 13, 2012, 2013 and 2014.
(7)	Represents grant date fair value of each of the respective DSU, RSA, and stock option grants.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes certain information regarding equity awards outstanding and held by each of the Named Executive Officers as of the end of the fiscal year ended January 28, 2012:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
George Zimmer	—	—	—	—	—	—	—	—	—
Douglas S. Ewert	27,000(2)	9,000(3)	—	15.88	2/13/2014	—	—	—	—
	40,000(4)	60,000(5)	—	41.33	11/16/2017	—	—	—	—
	32,996(6)	66,004(7)	—	22.72	3/28/2018	—	—	—	—
	—	42,867(8)	—	27.94	4/6/2021	—	—	—	—
	—	—	—	—	—	7,500(9)	259,050	—	—
	—	—	—	—	—	17,895(10)	618,093	—	—
	—	—	—	—	—	100,000(11)	3,454,000	—	—
Neill P. Davis	4,655(12)	—	—	7.97	2/26/2013	—	—	—	—
	—	22,500(13)	—	15.88	2/13/2014	—	—	—	—
	—	34,294(14)	—	27.94	4/6/2021	—	—	—	—
	—	—	—	—	—	10,000(15)	345,400	—	—
	—	—	—	—	—	14,316(16)	494,475	—	—
David H. Edwab	—	—	—	—	—	96,800(17)	3,343,472	—	—
James E. Zimmer	37,000(18)	—	—	17.62	4/14/2019	—	—	—	—
	—	—	—	—	—	10,000(19)	345,400	—	—
William C. Silveira	23,250(20)	—	—	14.83	1/12/2014	—	—	—	—
	—	10,288(21)	—	27.94	4/6/2021	—	—	—	—
	—	—	—	—	—	6,000(22)	207,240	—	—
	—	—	—	—	—	4,295(23)	148,349	—	—

(1)	Based on the closing price of $34.54 per share for our Common Stock on the New York Stock Exchange on January 27, 2012, which was the last trading day of our fiscal year.
(2)	The award vested on February 13, 2009, 2010, and 2011.
(3)	The award vests on February 13, 2012.
(4)	The award vested on November 16, 2008, 2009, 2010, and 2011.
(5)	The award vests as follows: 10,000 options annually on each of November 16, 2012, 2013, 2014, 2015, and 2016 and 10,000 options on October 16, 2017.
(6)	The award vested on March 28, 2009, 2010, and 2011.
(7)	The award vests as follows: 10,999 options annually on each of March 28, 2012, 2013, 2014, 2015, and 2016 and 11,009 on March 28, 2017.
(8)	The award vests as follows: 14,289 options annually on each of April 13, 2012, 2013, and 2014.
(9)	The award vests on April 13, 2012.
(10)	The award vests as follows: 5,965 units annually on each of April 13, 2012, 2013, and 2014.
(11)	The award vests as follows: 33,333 units annually on each of June 15, 2012 and 2013 and 11,432 units on April 13, 2012.
(12)	The award vested on February 26, 2010.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	42

(13)	The award vests on February 13, 2012.
(14)	The award vests as follows: 11,431 options on April 13, 2012, 11,432 options on April 13, 2013 and 11,431 options on April 13, 2014.
(15)	The award vests as follows: 5,000 units annually on each of April 13, 2012 and 2013.
(16)	The award vests as follows: 4,772 units annually on each of April 13, 2012, 2013, and 2014.
(17)	The award vests as follows: 19,360 shares annually on each of February 5, 2012, 2013, 2014, 2015, and 2016.
(18)	The award vested on April 14, 2010 and 2011.
(19)	The award vests as follows: 3,333 units on April 13, 2012, 3,334 units on April 13, 2013, and 3,333 units on April 13, 2014.
(20)	The award vested on January 12, 2010, 2011 and 2012.
(21)	The award vests as follows: 3,429 options on April 13, 2012, 3,430 on April 13, 2013, and 3,429 options on April 13, 2014.
(22)	The award vests on April 13, 2012.
(23)	The award vests as follows: 1,431 units on April 13, 2012 and 1,432 units annually on each of April 13, 2013 and 2014.

Option Exercises and Stock Vested Table

The following table summarizes certain information for each of the Named Executive Officers regarding the exercise of options and the vesting of RSAs and DSUs during the fiscal year ended January 28, 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George Zimmer	—	—	—	—
Douglas S. Ewert	—	—	20,000	545,000
Neill P. Davis	57,849	1,045,119	15,000	408,750
David H. Edwab	—	—	19,360	537,627
James E. Zimmer	—	—	—	—
William C. Silveira	18,000	229,670	6,000	163,500

Pension Benefits

We currently have no defined benefit pension plans.

Nonqualified Deferred Compensation

We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change in Control

Change in Control Agreements

General

Effective as of May 15, 2009 (the “Effective Date”), we entered into Change in Control agreements with our executive officers, including the Named Executive Officers, which entitle the executives to receive certain benefits in the event that a Change in Control occurs and the executive’s employment with the Company is terminated after the occurrence of that Change in Control. The agreements terminate on the first to occur of (a) the executive’s death or disability, (b) the termination of the executive’s employment with the Company, or (c) the end of the last day of (i) the two-year period

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	43

beginning on the Effective Date (or any period for which the term shall have been automatically extended) if no Change in Control shall have occurred during that two-year period or (ii) the two-year period beginning on the date on which a Change in Control occurred if a Change in Control of the Company shall have occurred during the applicable two-year period; provided, however, that, if the agreement has not terminated due to the executive’s death or disability and we have not given the executive notice at least 90 days before any applicable expiration date that the term will expire on such expiration date, then the term of the agreement shall be automatically extended for successive two-year periods.

The Change in Control agreements do not limit or otherwise affect any rights an executive may have under any other contract or agreement with the Company or any of our affiliates. Amounts which are vested benefits or which the executive is otherwise entitled to receive under any plan, program, policy, or practice of or provided by, or any contract or agreement with, the Company or any of our affiliates at or subsequent to the date of termination of the executive’s employment with the Company shall be payable or otherwise provided in accordance with such plan, program, policy, or practice or contract or agreement except as explicitly modified by the executive’s Change in Control agreement.

Pursuant to the agreements, a “Change in Control” occurs when:

•

the individuals who (i) are members of the Board of Directors on the Effective Date or (ii) who become members of the Board of Directors after the Effective Date, whose appointment or election by the Board of Directors or nomination for election by our shareholders is approved or recommended by a vote of at least two-thirds of the then serving incumbent directors and whose initial assumption of service on the Board of Directors is not in connection with an actual or threatened election contest (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board of Directors;

•	a merger, consolidation or similar transaction (a “merger”) of the Company with another entity is consummated, unless:

¡

the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, more than 50 percent of the combined voting power of the voting securities of either the surviving entity or the parent of the surviving entity outstanding immediately after such merger; and

¡

the individuals who comprise the Board of Directors immediately prior to such merger constitute a majority of the board of directors or other governing body of either the surviving entity or the parent of the surviving entity;

•

a merger of a wholly-owned subsidiary with another entity (other than an entity in which we own, directly or indirectly, a majority of the voting and equity interest) is consummated if the gross revenues of such wholly-owned subsidiary (including the entities wholly-owned directly or indirectly by such wholly-owned subsidiary) for the twelve-month period immediately preceding the month in which the merger occurs equal or exceed 30 percent of our consolidated gross revenues reported by us on our consolidated financial statements for such period;

•

any person, other than a Specified Owner (as defined in the agreement), becomes a beneficial owner, directly or indirectly, of our securities representing 30 percent or more of the combined voting power of our then outstanding voting securities;

•	a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company is consummated (an “Asset Sale”), unless:

¡

the individuals and entities who were the beneficial owners of our voting securities immediately prior to such Asset Sale own, directly or indirectly, more than 50 percent of the combined voting power of the voting securities of the entity that acquires such assets in

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	44

such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of our voting securities immediately prior to such Asset Sale; and

¡

the individuals who comprise the Board of Directors immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such Asset Sale or its parent; or

•	our shareholders approve a plan of complete liquidation or dissolution of the Company.

In addition, if following the commencement of any discussion with a third person (other than discussions with an investment banker, attorney, accountant or other advisor engaged by us) that ultimately results in a Change in Control, the executive’s (i) employment with the Company is terminated, (ii) duties are materially changed or the executive’s status and position with the Company is materially diminished, (iii) annual base salary is reduced, or (iv) annual bonus potential is reduced to an amount less than such executive’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”), then for all purposes of the agreement, such Change in Control shall be deemed to have occurred on the date immediately prior to the date of such termination, change, diminution, or reduction.

Change in Control Benefits

If a Change in Control occurs and an executive’s employment by the Company is terminated, the executive shall be entitled to the following benefits:

•	If the executive’s employment by the Company is:

¡

terminated by the Company as a result of the occurrence of an Event of Termination for Cause (as defined below) or by the executive before the occurrence of an Event of Termination for Good Reason (as defined below),

¡	automatically terminated as a result of the executive’s death, or

¡	automatically terminated as a result of the executive’s disability (as defined in the Change in Control agreements),

then we shall pay to the executive, or the executive’s estate or beneficiaries, as applicable, those amounts earned or benefits accumulated due to the executive’s continued service through his termination date.

•

If the executive’s employment by the Company is terminated by us otherwise than as a result of the occurrence of an Event of Termination for Cause or by the executive after the occurrence of an Event of Termination for Good Reason, then we shall pay to the executive those amounts earned or benefits accumulated due to the executive’s continued service through his termination date as well as:

¡

a lump sum equal to two times the sum of (1) the amount (including any deferred portion thereof) of the base salary for the fiscal year in which the executive’s termination date occurs or for the immediately preceding fiscal year, whichever is higher and (2) an amount equal to the executive’s maximum potential annual performance bonus for the fiscal year in which the executive’s termination date occurs or the immediately preceding fiscal year, whichever is higher, and

¡

a lump sum equal to the product of (1) the total monthly basic life insurance premium (both the portion paid by us and the portion paid by the executive) applicable to the executive’s basic life insurance coverage on his termination date and (2) 24 (provided that if a conversion option is applicable under our group life insurance program, the executive may, at his option, convert his basic life insurance coverage to an individual policy after his termination date by completing the forms required by us).

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	45

In addition, we at our sole expense shall take the following actions: (1) throughout the period beginning on the termination date and ending on the first to occur of the second anniversary of the termination date, or the date on which the executive becomes employed on a full-time basis by another person (the “Coverage Period”), we shall maintain in effect, and not materially reduce the benefits provided by our group health plan in which the executive was a participant immediately before the termination date; and (2) we shall arrange for the executive’s uninterrupted participation throughout the coverage period in our group health plan in which the executive was a participant immediately before the termination date; provided that if the executive’s participation after the termination date in such group health plan is not permitted by the terms of that plan, then throughout the Coverage Period, we (at our sole expense) shall provide the executive with substantially the same benefits that were provided to the executive by that plan immediately before the termination date.

Assuming that a Change in Control occurred during fiscal 2011 and each of the executives were terminated under the above-described circumstances effective as of January 28, 2012, the Named Executive Officers would be entitled to receive the following:

Name	2x Base & Bonus ($)	Insurance Premiums ($)	Health Coverage ($)	Total ($)(1)
George Zimmer	2,264,000	3,737	25,293	2,293,030
Douglas S. Ewert	2,410,000	3,737	20,854	2,434,591
Neill P. Davis	1,600,000	3,737	25,293	1,629,030
David H. Edwab	790,000	3,737	20,017	813,754
James E. Zimmer	880,000	3,737	18,375	902,112
William C. Silveira	970,000	3,737	20,854	994,591

(1)	Does not include amounts earned or benefits accumulated due to continued service through January 28, 2012.

Each payment required to be made to an executive pursuant to the foregoing shall be made by check drawn on an account of the Company or the successor and shall be paid generally within 30 days after the date of termination; provided, however, that certain of the payments to be made to the executives under the Change in Control agreements may be deferred in order to comply with the requirements of section 409A of the Internal Revenue Code. In the event that it is determined that any payment, benefit or distribution by us or our affiliates to or for the benefit of the executive (whether paid or payable, distributed or distributable, or provided or to be provided, pursuant to the terms of his Change in Control agreement or otherwise) would be nondeductible by us or any of our affiliates for federal income tax purposes because of section 280G of the Internal Revenue Code then the aggregate present value of amounts payable or distributable to or for the benefit of the executive pursuant to his Change in Control agreement shall be reduced to an amount expressed in present value which maximizes the aggregate present value of agreement payments without causing any payment to be nondeductible by us or any of our affiliates because of section 280G of the Internal Revenue Code.

Pursuant to the terms of the Change in Control agreements, an “Event of Termination for Cause” shall be deemed to have occurred if, after a Change in Control, the executive shall have committed:

•	gross negligence or willful misconduct in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•	an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•	intentional wrongful damage to property (other than of a de minimis nature) of the Company or any wholly-owned subsidiary;

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	46

•

intentional wrongful disclosure of secret processes or confidential information of the Company or any wholly-owned subsidiary which the executive believes or reasonably should believe will have a material adverse affect on the Company; or

•	an act leading to a conviction of a felony, or a misdemeanor involving moral turpitude.

No act, or failure to act, on the part of the executive shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by the executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated as a result of an “Event of Termination for Cause” under the agreement unless and until there shall have been delivered to the executive a certified copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors then in office (but excluding the executive from any such vote or determination if he is then a member of the Board of Directors) at a meeting of the Board of Directors called and held for such purpose, finding that, in the good faith opinion of the Board of Directors, the executive had committed an act set forth above and specifying the particulars thereof in detail.

Further, as defined in the Change in Control agreements, an “Event of Termination for Good Reason” shall occur if, on or after a Change in Control, the Company or the successor:

•

assigns to the executive any duties inconsistent with the executive’s position (including offices, titles and reporting requirements), authority, duties, or responsibilities with the Company in effect immediately before the occurrence of the Change in Control or otherwise makes any change in any such position, authority, duties, or responsibilities;

•

removes the executive from, or fails to re-elect or appoint the executive to, any duties or position with the Company that were assigned or held by the executive immediately before the occurrence of the Change in Control, except that a nominal change in the executive’s title that is merely descriptive and does not affect rank or status shall not constitute such an event;

•	takes any other action that results in a material diminution in the executive’s position, authority, duties, or responsibilities or otherwise takes any action that materially interferes therewith;

•

reduces the executive’s annual base salary as in effect immediately before the occurrence of the Change in Control or as the executive’s annual base salary may be increased from time to time after that occurrence;

•

reduces the executive’s maximum annual bonus potential to an amount less than the executive’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”) or revises the bonus plan in any manner that materially adversely affects the executive’s ability to achieve the maximum annual bonus potential;

•	requires the executive:

¡

to be based at any office or location more than thirty-five (35) miles from the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control, or

¡	to travel on Company business to a materially greater extent than required immediately prior to the Change in Control;

•

requires the executive to perform a majority of his duties outside the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control for a period of more than 21 consecutive days or for more than 90 days in any calendar year;

•	fails to:

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	47

¡

continue in effect any bonus, incentive, profit sharing, performance, savings, retirement, or pension policy, plan, program, or arrangement (such policies, plans, programs, and arrangements collectively being referred to as the “Basic Benefit Plans”), including, but not limited to, any deferred compensation, supplemental executive retirement or other retirement income, stock option, stock purchase, stock appreciation, restricted stock, deferred stock unit, employee stock ownership, or similar policy, plan, program, or arrangement of the Company, in which the executive was a participant immediately before the occurrence of the Change in Control unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) shall have been made with respect to such Basic Benefit Plan promptly following the occurrence of the Change in Control, or

¡

continue the executive’s participation in any Basic Benefit Plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the executive (which are in any event always subject to the terms of any applicable Basic Benefit Plan) and the level of the executive’s participation relative to other executives of the Company, as existed immediately before the occurrence of the Change in Control;

•

fails to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of our other executive benefit plans, policies, programs, and arrangements, including, but not limited to, life insurance, medical, dental, health, hospital, accident, or disability plans, in which the executive was a participant immediately before the occurrence of the Change in Control;

•

takes any action that would directly or indirectly materially reduce any other non-contractual benefits that were provided to the executive by the Company immediately before the occurrence of the Change in Control or deprive the executive of any material fringe benefit enjoyed by the executive immediately before the occurrence of the Change in Control;

•

fails to provide the executive with the number of paid vacation days to which the executive was entitled in accordance with our vacation policy in effect immediately before the occurrence of the Change in Control;

•

fails to continue to provide the executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are (i) both commensurate with the executive’s responsibilities to and position with the Company immediately before the occurrence of the Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to our other executives having comparable responsibility to the executive, or (ii) physically located at the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control;

•	fails to honor any provision of any employment agreement the executive has or may in the future have with the Company or fail to honor any provision of the Change in Control agreement;

•

gives effective notice of an election to terminate at the end of the term or the extended term of any employment agreement the executive has or may in the future have with the Company or the successor in accordance with the terms of any such agreement; or

•	purports to terminate the executive’s employment by the Company unless proper notice of that termination shall have been given to the executive.

In addition, pursuant to the terms of the Change in Control agreements, immediately upon the occurrence of a Change in Control, all options to acquire our voting securities held by an executive shall become fully exercisable and all restrictions on our restricted voting securities granted to an

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	48

executive prior to a Change in Control shall be removed and the securities shall be freely transferable. In addition, the award agreements between the Named Executive Officers and the Company related to the awards of deferred stock units provide that such units shall immediately vest upon a Change in Control. If a Change in Control occurred on January 28, 2012, the following awards would have vested for each of the Named Executive Officers which, based on the closing sales price of our Common Stock on January 27, 2012 (the last trading day of the fiscal year ended January 28, 2012), would have resulted in the indicated realized value to the Named Executive Officers:

	Option Awards		Restricted Stock and Deferred Stock Unit Awards
Name	Number of Shares (#)	Value Realized ($)	Number of Shares or Units (#)	Value Realized ($)	Total Value Realized ($)
George Zimmer	—	—	—	—	—
Douglas S. Ewert	177,871	1,231,029	125,395	4,331,143	5,562,172
Neill P. Davis	56,794	646,191	24,316	839,875	1,486,066
David H. Edwab	—	—	96,800	3,343,472	3,343,472
James E. Zimmer	—	—	10,000	345,400	345,400
William C. Silveira	10,288	67,901	10,295	355,589	423,490

Clawback Provisions

Finally, the Change in Control agreements provide that in the event that (i) prior to a Change in Control, our Board of Directors determines by a majority vote, or (ii) following a Change in Control, a court of competent jurisdiction determines by a final, non-appealable order, that an executive, before or after the termination of his employment relationship with us, has committed certain acts which materially and adversely affect the Company, then some or all (A) benefits payable or to be provided, or previously paid or provided, to the executive under his Change in Control agreement or (B) cash bonuses paid to the executive by the Company, or equity awards granted to the executive by the Company that vest, on or after the executive executed the Change in Control agreement will be forfeited to us on such terms as determined by the Board of Directors. Those acts which could trigger such a forfeiture include:

•	fraud, embezzlement, theft, felony, or similar acts of dishonesty in the course of the executive’s employment with us which damaged the Company,

•	knowingly causing or assisting in causing our financial statements to be misstated or the Company to engage in criminal misconduct,

•	disclosing our trade secrets, or

•	violating the terms of any non-competition, non-disclosure, or similar agreement with respect to us to which the executive is a party.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	49

DIRECTOR COMPENSATION

Our employee directors do not receive any additional compensation in respect of their service as directors. Generally, each of our non-employee directors receives an annual retainer of $100,000. In addition, the Lead Director receives an annual retainer of $50,000, members of the Audit Committee each receive an annual retainer of $10,000, or $20,000 for the Chairman of the Audit Committee, and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee receives an annual retainer of $10,000. Further, each person who is a non-employee director on the last day of each fiscal quarter receives a grant of a number of deferred stock units equal to $25,000 divided by the closing price of our Common Stock on the last trading day of such fiscal quarter. In addition, upon his or her appointment, any new director will receive a grant of RSAs or DSUs, at the discretion of the Board of Directors, equal to $100,000 divided by the closing price of our Common Stock as reported on the New York Stock Exchange on the date such director is appointed or elected to the Board of Directors. All such awards shall be subject to the terms of the 2004 Plan. All restrictions on the RSAs lapse, and all DSU awards vest, one year after the date of grant or, if earlier, upon the occurrence of a change in control of the Company (as defined in the award agreements to be entered into between us and the directors under the 2004 Plan, the form of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on January 28, 2009).

The following table summarizes compensation paid to each non-employee director during the fiscal year ended January 28, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)
Rinaldo S. Brutoco	110,000	99,998	—	—	—	1,867	211,865
Michael L. Ray, Ph.D.	110,000	99,998	—	—	—	1,867	211,865
Sheldon I. Stein	110,000	99,998	—	—	—	1,867	211,865
Deepak Chopra, M.D.	100,000	99,998	—	—	—	1,867	201,865
William B. Sechrest(1)	163,750	99,998	—	—	—	1,867	265,615
Larry R. Katzen(1)	116,250	99,998	—	—	—	1,867	218,115
Grace Nichols	100,000	99,998	—	—	—	2,450	202,448

(1)	Mr. Sechrest served as Chairman of the Audit Committee through June 15, 2011, at which time Mr. Katzen was named Chairman of the Audit Committee.
(2)

Represents aggregate grant date fair value of awards computed in accordance with FASB ASC topic 718 (for additional information, see Note 9 of Notes to Consolidated Financial Statements including in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012).

(3)	The aggregate number of options and unvested stock awards held by each non-employee director as of January 28, 2012 was as follows:

	Aggregate Unvested Stock Awards Outstanding as of January 28, 2012	Aggregate Options Outstanding as of January 28, 2012
Rinaldo S. Brutoco	3,183	6,000
Michael L. Ray	3,183	3,000
Sheldon I. Stein	3,183	7,500
Deepak Chopra, M.D.	3,183	7,500
William B. Sechrest	3,183	7,500
Larry R. Katzen	3,183	3,000
Grace Nichols	3,183	—

(4)	Represents amount of dividend paid to the director on unvested restricted stock shares.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On November 8, 2010, we entered into a License Agreement with George Zimmer, Executive Chairman of, and spokesperson for, the Company. Pursuant to the terms of the License Agreement, we have the right to use George Zimmer’s likeness, which is a registered trademark owned by him, in connection with our advertising and marketing for so long as Mr. Zimmer is an employee of the Company for an annual license fee of $10,000. If Mr. Zimmer ceases to be an employee of the Company for any reason, then we would be required to pay Mr. Zimmer or his estate $250,000 per year for four years for the continued license. Thereafter, we will have the option to continue the license on an annual basis for $250,000 a year. During the fiscal year ended January 28, 2012, the Company paid a total of $10,000 to Mr. Zimmer pursuant to the license agreement.

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we or any of our subsidiaries are a participant, (ii) any related person has a direct or indirect interest and (iii) the amount involved exceeds $50,000. The Audit Committee is responsible for reviewing, approving and ratifying any related person transaction. The Audit Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

We seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward teamwork and each individual’s contribution to the Company as well as to produce positive long-term results for our shareholders and employees, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders. While the amounts may be different, each of the components of the compensation package for our executive officers is generally the same, and is applied using similar methodology, as that applied to all levels of exempt employees. Executive officers generally receive the same benefits as other employees and, in line with this philosophy, executive officers, generally, receive minimal perquisites. The Compensation Committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. Our Named Executive Officers’ total compensation consists of a mix of base salary, annual cash incentive awards and long-term equity incentive awards, with a significant portion of each executive’s compensation being performance-based. We encourage you to read our Compensation Discussion and Analysis for a more detailed discussion and analysis of our executive compensation program, including information about the fiscal 2011 compensation of the Named Executive Officers.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	51

Fiscal 2011 was an exceptional year in the Company’s history as we implemented a succession plan pursuant to which George Zimmer, who founded the Company in 1973, stepped down as chief executive officer to become Executive Chairman of the Board and Doug Ewert was promoted to Chief Executive Officer and President (formerly President and Chief Operating Officer). Mr. Zimmer remains a full-time employee and active in areas related to the strategic direction of the Company, our marketing, and our customer and employee oriented culture. In determining Doug Ewert’s compensation as the new Chief Executive Officer, the Compensation Committee was mindful that the Company could not rely on the same factors that were used historically to set Mr. Zimmer’s compensation, given that Mr. Zimmer was also a large shareholder of the Company, chose not to participate in any of the Company’s equity incentive plans, and requested on numerous occasions that the Compensation Committee not increase his base salary or his maximum non-equity incentive bonus. Instead, the compensation set for Mr. Ewert includes a lower base salary but higher maximum potential annual bonus payout under our non-equity incentive bonus program than historically paid to Mr. Zimmer (which the Compensation Committee believes was substantially below market) and guarantees that in each fiscal year Mr. Ewert will receive combined cash compensation (consisting of base salary plus annual incentive bonus) equal to a minimum of $1 million. The compensation package also includes annual awards of equity grants and a one-time grant awarded to Mr. Ewert upon his becoming Chief Executive Officer. This one-time grant of 100,000 DSUs, which vest in one-third increments on each of June 15, 2012, 2013, and 2014, resulted in a significant one-time increase in Mr. Ewert’s compensation for fiscal 2011, which is not representative of his expected annual compensation in future years.

Also important to note when reviewing this year’s Named Executive Officer compensation is the fact that the full-year compensation for fiscal 2011 for Messrs. Zimmer and Ewert appears in the Summary Compensation Table because each served as the principal executive officer of the Company during part of fiscal 2011 (resulting in six Named Executive Officers for fiscal 2011 instead of the customary five); however, the Compensation Committee did not consider their combined compensation in setting either individual’s compensation, nor does the Compensation Committee believe that it would be appropriate to aggregate their compensation when assessing the 2011 annual compensation of our Chief Executive Officer given that each continued to serve the Company as an executive officer in an important role during the period when he was not serving as Chief Executive Officer.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, taken as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on, and will not be construed as overruling any decision by, the Company, our Board of Directors, or the Compensation Committee. Furthermore, because this advisory vote primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity to revisit these past decisions. However, our Board of Directors values the opinions of our shareholders and, to the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to vote to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	52

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, in each of the last two fiscal years in each of the following categories were:

	Fiscal Year
	2011	2010
Audit Fees (1)	$1,060,200	$1,099,200
Audit Related Fees (2)	271,200	465,800
Tax Fees (3)	665,300	861,900
All Other Fees (4)	2,300	2,300

	$1,999,000	$2,429,200

(1)

Audit fees consist of audit work performed in connection with the annual financial statements, assessment of our internal control over financial reporting, and the reviews of unaudited quarterly financial statements as well as work generally only the independent registered public accounting firm can reasonably provide, such as consents, comfort letters, and review of documents filed with the Securities and Exchange Commission.

(2)

Audit related services represent fees primarily for audits of our employee benefit plans, our marketing agreement with David’s Bridal, Inc., in 2011 statutory audits for our UK-based entities, and in 2010 due diligence services for our acquisitions completed in August 2010.

(3)

Tax services include fees for a variety of federal, state and international tax consulting projects, tax compliance services, and in 2010 tax planning strategies related to our acquisitions completed in August 2010.

(4)	Fees for other services consist of fees for accounting research tools.

The Audit Committee has considered whether non-audit services provided by D&T to us are compatible with maintaining D&T’s independence.

The Audit Committee has implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our independent registered public accounting firm to us or any of our subsidiaries. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, currently Mr. Katzen. There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during fiscal 2011.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

D&T has served as our independent registered public accounting firm providing auditing, financial and tax services since their engagement in fiscal 1992. At present, the Audit Committee intends to continue the appointment of D&T as our independent registered public accounting firm for the fiscal year ending February 2, 2013. In determining to appoint D&T, the Audit Committee carefully considers D&T’s past performance for the Company, its independence with respect to the services to be performed, and its general reputation for adherence to professional auditing standards.

Representatives of D&T are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	53

We are asking our shareholders to ratify the selection of D&T as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of D&T to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of shareholders intended to be presented at our annual meeting of shareholders to be held in 2013 must be received by us at our principal executive offices, 6380 Rogerdale Road, Houston, Texas 77072-1624, attention: Investor Relations, or via facsimile at (281) 776-7060, no later than January 4, 2013, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

The Company’s Fourth Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to the Secretary of the Company at our principal executive offices (6380 Rogerdale Road, Houston, Texas 77072-1624), no later than the close of business on the 90th day (which for the 2013 meeting would be March 15, 2013) nor earlier than the 120th day (which for the 2013 meeting would be February 14, 2013) prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 60 days (which for the 2013 meeting would be August 12, 2013) after the anniversary date of the immediately preceding annual meeting, notice by the shareholder to be timely must be received not later than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first disclosed to the public by us. In the event that the number of directors to be elected to our Board of Directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the immediately preceding annual meeting, a shareholder’s required notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

To be in proper form, a shareholder’s notice must set forth the following items:

•	If the shareholder proposes to nominate a person for election as a director, the notice must set forth:

¡

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

¡	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	54

¡	a completed and signed questionnaire, representation and agreement as required by our Fourth Amended and Restated Bylaws.

•	If the shareholder proposes to bring any other matter before the Annual Meeting, the notice must set forth:

¡	a brief description of the business desired to be brought before the Annual Meeting,

¡	the reasons for conducting such business at the Annual Meeting,

¡

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment),

¡	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and

¡

a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

•	In either case, the notice must also set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

¡	the name and address, as they appear on the Company’s books, of such shareholder proposing such proposal, and of such beneficial owner, if any,

¡

(1) the class or series and number of shares of the Company which are directly or indirectly owned beneficially or of record by such shareholder and by such beneficial owner, (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Company (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the shareholder of record as of the record date), and (3) any short interest in any security of the Company (as such term is defined in Section 2.05 of our Fourth Amended and Restated Bylaws), in each case with respect to the information required to be included in the notice pursuant to (1) through (3), as of the date of such notice and including, without limitation, any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household,

¡

any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder,

¡

a representation that the shareholder is a holder of record of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and

¡

a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

We may also require any proposed nominee for director to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Company, (ii) to determine whether such nominee qualifies as an “independent director” or “audit

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	55

committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company, and (iii) that could be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

OTHER MATTERS

Our management knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies personally or by telephone or other means.

In some cases, only one copy of our proxy statement and annual report will be delivered to multiple shareholders who share the same address. If you received a household mailing this year and would like to receive additional copies of our proxy statement and/or annual report, please submit your request in writing to: The Men’s Wearhouse, Inc., 6380 Rogerdale Road, Houston Texas 77072-1624, attention: Investor Relations or by calling (281) 776-7000. Any shareholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should notify the Company.

The Men’s Wearhouse, Inc. 2012 Notice of Annual Meeting and Proxy Statement	56

THE MEN’S WEARHOUSE, INC. 6380 ROGERDALE RD HOUSTON, TX 77072

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M44696-P19415 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN     SIGNED    AND    DATED.

THE MEN’S WEARHOUSE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the ten nominees named below:
1.	Election of Directors	☐	☐	☐

Nominees:

01) George Zimmer 06) Sheldon I. Stein
02) David H. Edwab 07) Deepak Chopra, M.D.
03) Douglas S. Ewert 08) William B. Sechrest
04) Rinaldo S. Brutoco 09) Larry R. Katzen
05) Michael L. Ray, Ph.D. 10) Grace Nichols

The Board of Directors recommends you vote FOR proposals 2 and 3:						For	Against	Abstain

2.	To approve, on an advisory basis, the Company’s executive compensation.					☐	☐	☐

3.	To ratify the appointment of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for fiscal 2012.					☐	☐	☐

4.	In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

For address change, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and our 2011 Annual Report to Shareholders are available at www.proxyvote.com.

M44697-P19415

THE MEN’S WEARHOUSE, INC.

Annual Meeting of Shareholders

June 13, 2012 11:00 AM

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of The Men’s Wearhouse, Inc. (the “Company”) hereby appoints George Zimmer and David Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m., Pacific daylight time, on Wednesday, June 13, 2012, at the Company’s executive offices, 40650 Encyclopedia Circle, Fremont, California, and at any adjournment or adjournments thereof.

This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2 AND 3. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side